UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Teradata Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2009 ANNUAL MEETING

AND PROXY STATEMENT

March 3, 2009

Dear Fellow Teradata Corporation Stockholder:

I am pleased to invite you to attend Teradata’s 2009 Annual Meeting of Stockholders on April 28, 2009. The meeting will begin promptly at 8:00 a.m. local time at the Hilton Garden Inn (Atlanta North/Johns Creek), 11695 Medlock Bridge Road, Duluth, Georgia 30097.

This proxy statement, which also includes a notice of the 2009 annual meeting, tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and gives information about our director candidates and general compensation and corporate governance matters.

To conserve natural resources and to reduce the costs of printing and distributing our proxy materials (which include this proxy statement, our 2008 annual report and form of proxy and voting instruction card), we are delivering these materials to stockholders via the Internet. As permitted under U.S. Securities and Exchange Commission (“SEC”) rules, most of our stockholders receive a mailing containing only a notice of the 2009 annual meeting instead of paper copies of our proxy materials. The notice will include instructions on how to access these documents over the Internet, as well as instructions on how stockholders receiving this notice can request paper copies of our proxy materials if desired. Stockholders who do not receive the notice-only mailing will receive either paper copies of the proxy materials by mail or electronically-available materials as permitted under applicable SEC rules.

Michael Koehler, Teradata’s President and Chief Executive Officer, and I look forward to sharing more information with you about Teradata at the annual meeting. If you plan to attend, please send an email to investor.relations@teradata.com to receive a meeting reservation request form.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible so that your stock may be represented at the meeting.

Sincerely,

James M. Ringler
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF TERADATA CORPORATION

Time:

8:00 a.m. local time

Date:

Tuesday, April 28, 2009

Place:

Hilton Garden Inn (Atlanta North/Johns Creek)

11695 Medlock Bridge Road, Duluth, Georgia 30097

Purpose:

•

Elect Messrs. Fiore, Koehler and Ringler to serve as Class II directors for three-year terms expiring at the 2012 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified;

•	Consider and vote upon the ratification of the appointment of our independent registered public accounting firm for 2009;

•	Consider and vote upon the approval of the Teradata Corporation 2007 Stock Incentive Plan;

•	Consider and vote upon the approval of the Teradata Corporation Management Incentive Plan; and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

Other Important Information:

•	Record holders of Teradata common stock at the close of business on February 27, 2009, may vote at the meeting.

•

Your shares cannot be voted unless they are represented by proxy or in person by the record holder at the meeting. Even if you plan to attend the meeting, please submit a proxy to ensure that your shares are represented at the meeting.

By order of the Board of Directors,

Laura Nyquist
General Counsel and Secretary

March 3, 2009

2835 Miami Village Drive

Miamisburg, OH 45342

PROXY STATEMENT

GENERAL INFORMATION

We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of Teradata Corporation, a Delaware corporation, for the 2009 annual meeting of stockholders, including any adjournment or postponement thereof. The meeting will be held at 8:00 a.m. local time, on April 28, 2009, at the Hilton Garden Inn (Atlanta North/Johns Creek), 11695 Medlock Bridge Road, Duluth, Georgia 30097.

Stockholders Entitled to Vote at the Meeting

If you are a record stockholder at the close of business on February 27, 2009, the record date for the meeting, you are entitled to vote at the meeting. There were 173,059,316 shares of common stock outstanding on the record date. For each share of common stock you own, you are entitled to cast one vote on each candidate submitted for director election and to cast one vote on each other matter properly brought before the meeting.

Delivery of Proxy and Voting Materials

On or about March 19, 2009, we will begin distributing to stockholders our proxy materials (including the 2008 annual report, proxy statement and form of proxy and voting instruction card (“proxy card”)). The delivery method and nature of the materials (electronic or paper copies) received by each stockholder will vary as described below.

Notice and Access

As we did last year, we have elected to provide access to our proxy materials via the Internet pursuant to the “notice and access” rules adopted by the SEC. A Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to most of our stockholders of record and beneficial owners (stockholders who own their stock through a nominee such as a bank or broker). The Notice will instruct stockholders on how to access the proxy materials on a secure website referred to in the document or how to request printed copies. Stockholders who have opted to receive all future proxy materials in printed form by mail or electronically by email, will not receive the Notice, but will receive printed or electronic copies of the proxy materials as previously requested. If you wish to receive future proxy materials in printed form by mail or electronically by email, follow the instructions included with the Notice.

Electronic Delivery

A number of our stockholders, including those who have previously consented to electronic delivery of proxy materials, will receive an email notifying them of their ability to obtain access to our proxy materials, including notice of the 2009 annual meeting, via the Internet. Stockholders can elect to view future proxy materials electronically instead of receiving paper copies in the mail as follows:

•

If you are a stockholder of record (i.e., you are a registered stockholder directly holding your common stock through an account with our transfer agent, Mellon Investor Services), you can choose to access your disclosure materials electronically and save us the cost of producing and mailing these documents by following the instructions provided at http://www.investordelivery.com or by following the prompt if you choose to authorize your proxy over the Internet. You must provide your control number listed on your Notice or proxy card to make this election.

•

If you are a beneficial owner (i.e., you hold your common stock beneficially through a nominee such as a bank or broker), please review the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Delivery Method	What does it mean?	How can I participate?	How can I opt out?
Notice and Access of Internet Availability	You will receive a Notice in the mail that will provide you with instructions on how to access http://www.proxyvote.com to: (1) view our proxy materials for the 2009 annual meeting over the Internet; and
(2) securely vote your proxy electronically via the Internet.	Under the SEC’s rules, you do not have to “opt in” to participate. Stockholders, other than those who have previously requested printed materials or who receive their notice electronically via email, will receive the Notice and Internet access to the proxy materials.	You will receive instructions with the Notice regarding how to obtain paper copies of the proxy materials and/or instruct us to mail future proxy materials in printed form. To do so, stockholders can either
(1) follow the instructions on http://www.proxyvote.com,
(2) call 1-800-579-1639, or
(3) send an email to sendmaterial@proxyvote.com.*
Electronic Access	If you have chosen to receive your proxy materials electronically (including the notice of the meeting), you will receive an email with instructions containing a link to those materials and the proxy voting site hosted on
http://www.proxyvote.com.

Choosing to receive your future proxy materials by electronic access will save us the cost of printing and mailing documents to you and will conserve natural resources. If you have not already made this election, you can provide your consent when you vote at:

http://www.proxyvote.com.*

Your election to receive proxy materials by electronic access will remain in effect until you terminate your consent at
http://www.proxyvote.com,* or your consent is deemed to be revoked under applicable law.
*	Stockholders must provide a control number (listed on their Notice and/or proxy card) to make this election.

Paper Copies

Stockholders who have previously requested paper copies of their proxy materials, or who are otherwise required to receive them, will receive the 2009 proxy materials in printed form unless they consent to receive these documents electronically in the future.

How to Obtain a Separate Set of Proxy Materials

As an additional cost-saving measure, we are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested or required under applicable law. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the Notice and/or proxy materials, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will remove you from the householding program within thirty days of receipt of this request and will mail you a separate copy of the proxy materials.

How to Vote Your Shares

Your vote is important. Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. You may vote your shares by authorizing a proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the annual meeting regardless of whether you attend in person.

We encourage you to authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your Notice and proxy card. Please have your Notice or proxy card in hand when going online or calling. If you authorize your proxy electronically over the Internet, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is voted at the meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the meeting; or

•	sending a written notice of revocation to the inspectors of election in care of our Corporate Secretary at the address listed above.

Voting at the Annual Meeting

The method by which you vote and authorize your proxy will in no way limit your voting rights if you later decide to vote in person at the meeting. If you beneficially own your shares through a nominee (such as a bank or broker), you must obtain a proxy executed in your favor from your nominee to be able to vote at the meeting.

Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if: (1) you are entitled to vote, (2) your proxy was properly executed or properly authorized electronically, (3) we received your proxy prior to the annual meeting, and (4) you did not revoke your proxy prior to or at the meeting.

The Board’s Recommendations

If you send a properly executed proxy or authorize your proxy electronically without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

•	FOR the election of each of the three Class II director nominees identified herein (see page 8);

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009 (see page 48);

•	FOR approval of the Teradata Corporation 2007 Stock Incentive Plan (see page 49); and

•	FOR approval of the Teradata Corporation Management Incentive Plan (see page 55).

Voting Shares Beneficially Held in the Teradata 401(k) Savings Plan

If you are a participant in the Teradata 401(k) Savings Plan, your proxy includes the number of Teradata common stock units (share interests) allocated to your plan account. You may instruct the trustee how to vote the number of share interests allocated to your plan account. The trustee will vote the share interests allocated to your plan account in accordance with your instructions. If you do not vote your share interests in the Teradata 401(k) Savings Plan, the trustee will vote the unallocated share interests, as well as any allocated share interests held by the plan, in the same proportion as the share interests for which it received timely voting instructions.

Votes Required to Approve Each Item

The presence at the meeting (in person or by proxy) of the holders of a majority of the shares of common stock outstanding on the record date, the close of business on February 27, 2009, is necessary to have a quorum allowing us to conduct business at the meeting. The affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting is required to elect each director, to ratify the appointment of our independent registered public accounting firm, to approve the Teradata Corporation 2007 Stock Incentive Plan, and to approve the Teradata Corporation Management Incentive Plan. Abstentions effectively count as votes “against” the adoption of a proposal and the election of a director, but broker “non-votes” will have no effect on the outcome of the vote for any item or the election of any director. Broker “non-votes” occur when a broker returns a properly executed proxy but does not vote on a particular item because the broker has not received voting instructions from the beneficial owner and, therefore, does not have the authority to vote on a proposal.

Annual Meeting Admission

You may attend the meeting if you are a stockholder of record, hold a proxy for a stockholder of record, or are a beneficial owner of our common stock with evidence of ownership. If you plan to attend the meeting in person, please send an email to us at investor.relations@teradata.com to request a meeting reservation request form. If you are a beneficial owner (e.g., you hold your common stock through a bank or broker), please include evidence of your ownership of common stock with the form (such as an account statement showing you own our common stock as of the record date). If you do not have a reservation for the meeting, you may still attend if we can verify your stock ownership at the meeting.

We will include the results of the votes taken at the meeting in our next quarterly report filed with the SEC. You may also find information on how to obtain a full transcript of the meeting in that quarterly report or by writing to our Corporate Secretary at Teradata Corporation, 2835 Miami Village Drive, Miamisburg, Ohio 45342.

STOCK OWNERSHIP

Ownership by Officers and Directors

This table shows our common stock beneficially owned as of January 15, 2009, by each Named Executive Officer included in the Summary Compensation Table found on page 31 of this proxy statement, each non-employee director, and the directors and executive officers as a group as of January 15, 2009. As of that date, none of our directors or executive officers beneficially owned more than 1.0% of the issued and outstanding shares of our common stock. As a group, such directors and executive officers beneficially owned 0.8% of such stock. In addition to the shares shown in the following table, directors and executive officers hold restricted stock units, which have not yet vested, as listed in footnote 6 to the table.

Names	Total Shares Beneficially Owned (1)	Shares Covered by Options (2)
Non-Employee Directors
Class I Directors
David E. Kepler	13,041	3,169
William S. Stavropoulos (3)	97,588	58,976
Class II Directors
James M. Ringler, Chairman of the Board	118,733	71,586
Peter L. Fiore	1,351	0
Class III Directors
Edward P. Boykin	80,729	42,976
Cary T. Fu	1,351	0
Victor L. Lund	50,839	30,976

Named Executive Officers
Michael Koehler, President, Chief Executive Officer and Class II Director (4)	268,444	162,622
Robert Fair, Executive Vice President, Global Field Operations	186,897	146,366
Daniel Harrington, Executive Vice President, Technology and Support Services (5)	111,802	55,463
Bruce Langos, Chief Operations Officer	110,272	85,999
Stephen Scheppmann, Executive Vice President and Chief Financial Officer	0	20,300
Current Directors and Executive Officers as a Group (6) (15 persons)	1,398,281	968,293

(1)	Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his or her household. Includes (a) shares covered by options that are exercisable within sixty days of January 15, 2009 (as listed in the “Shares Covered by Options” column); (b) shares granted to directors, the receipt of which have been deferred, as follows: Mr. Boykin, 25,518 shares; Mr. Kepler, 3,240 shares; Mr. Lund, 11,628 shares; Mr. Ringler, 32,938 shares; and Mr. Stavropoulos, 16,787 shares; and (c) vested restricted stock units, the receipt of which have been deferred, as follows: each of Messrs. Boykin, Lund, and Ringler, 4,235 units; Mr. Kepler, 5,238 units; and Messrs. Fiore and Fu 1,351 units.
(2)	Includes shares that the executive officer or director or his or her respective family members have the right to acquire through the exercise of stock options within sixty days after January 15, 2009. These shares are also included in the “Total Shares Beneficially Owned” column.
(3)	Includes 2,000 shares held by Mr. Stavropoulos’ spouse.
(4)	Includes 21,503 shares held jointly by Mr. Koehler and his spouse.
(5)	Includes 3,700 shares held by Mr. Harrington in a unitized stock fund under the Teradata 401(k) Savings Plan.

(6)	In addition to the shares listed in the table, directors and executive officers hold the following number of restricted stock units that have not yet vested: each of Messrs. Boykin, Kepler, Lund, Ringler, and Stavropoulos, 1,445 units (the receipt of which each director, except for Mr. Stavropoulos, has elected to defer); Messrs. Fiore and Fu, 4,056 units; and Mr. Scheppmann, 10,722 units.

Other Beneficial Owners of Teradata Stock

To our knowledge, based on filings with the SEC made by beneficial owners of our stock, the following stockholders beneficially own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Total Number of Shares	Percent of Class (1)
Barclays Global Investors, NA (2) 400 Howard Street, San Francisco, California 94105	15,143,169	8.72%
Delaware Management Holdings (3) 2005 Market Street, Philadelphia, Pennsylvania 19108	13,147,669	7.57%
Morton Holdings, Inc. and Philip B. Korsant (4) 283 Greenwich Avenue, Greenwich, Connecticut 06830	11,328,106	6.52%
Stephen F. Mandel, Jr. (individually and for Lone Pine Assoc. LLC, et al.) (5) Two Greenwich Plaza, Greenwich, Connecticut 06830	10,007,277	5.76%

(1)	Percent of class is based on the number of shares of Teradata common stock issued and outstanding as of January 15, 2009.

(2)	Information is based upon a Schedule 13G filed with the SEC on February 5, 2009, by Barclays Global Investors, NA and affiliated entities, which reported sole voting and dispositive power as follows: Barclays Global Investors, NA, sole voting power—8,799,395, sole dispositive power—10,703,491; Barclays Global Fund Advisors, sole voting power—2,148,017, sole dispositive power—2,159,054; Barclays Global Investors, Ltd, sole voting power—964,177, sole dispositive power—1,169,637; Barclays Global Investors Japan Limited, sole voting and dispositive power—795,071; Barclays Global Investors Canada Limited, sole voting and dispositive power—290,653; and Barclays Global Investors Australia Limited, sole voting and dispositive power—25,263.

(3)	Information is based upon an amended Schedule 13G/A filed by Delaware Management Holdings with the SEC on February 6, 2009. According to this filing, Delaware Management Holdings and Delaware Management Business Trust, directly or indirectly, have sole dispositive power over 13,147,669 shares, sole power to vote 13,101,565 shares, and shared voting power over 1,504 shares.

(4)	Information is based upon a Schedule 13G filed by Morton Holdings, Inc. and Philip B. Korsant with the SEC on February 23, 2009. According to this filing, Morton Holdings, Inc. and Philip B. Korsant, directly or indirectly, have shared voting and dispositive power with respect to an aggregate of 11,328,106 shares held by partnerships of which Morton Holdings, Inc. is the general partner.

(5)	According to Amendment No. 1 to a Schedule 13G filed with the SEC on February 13, 2009, Steven F. Mandel, Jr., as managing member of Lone Pine Associates LLC, has shared voting and dispositive power with respect to an aggregate of 423,332 shares held directly by Lone Spruce, L.P., Lone Balsam, L.P. and Lone Sequoia, L.P. (as to each of which Lone Pine Associates LLC serves as general partner); as managing member of Lone Pine Members LLC, has shared voting and dispositive power with respect to 5,587,053 shares held by Lone Cascade, L.P. and Lone Sierra, L.P. (as to each of which Lone Pine Members LLC serves as general partner); and as managing member of Lone Pine Capital LLC has shared voting and dispositive power with respect to an aggregate of 3,996,892 shares held directly by Lone Cypress, Ltd., Lone Kauri, Ltd. and Lone Monterey Master Fund, Ltd. (as to each of which Lone Pine Capital LLC acts as the investment manager).

EQUITY COMPENSATION PLAN INFORMATION

The table below shows information regarding awards outstanding and shares available for issuance under the Teradata Corporation 2007 Stock Incentive Plan, as amended. This plan was adopted by our Board of Directors, and approved by our sole stockholder effective immediately prior to the spin off from NCR Corporation (“NCR”). At its meeting on February 3, 2009, the board recommended that this plan be submitted to stockholders for approval at the 2009 annual meeting as described in connection with the proposal beginning on page 49 of this proxy statement.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)		Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders	10,743,724	(1)	16.63	10,986,394
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	10,743,724		16.63	10,986,394

(1)	Includes a total of 444,784 performance-based restricted stock units that were outstanding under the Teradata Corporation 2007 Stock Incentive Plan as of December 31, 2008.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors is currently divided into three classes. Directors are elected by stockholders for terms of three years and hold office until their successors are elected and qualify. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2009 annual meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2011, 2009, and 2010, respectively.

Messrs. Fiore, Koehler and Ringler are Class II directors whose current terms are expiring at the 2009 annual meeting, and each has been nominated for re-election through the 2012 annual meeting of stockholders and until his successor is elected and qualified.

Proxies solicited by the board will be voted for the election of the nominees, unless you provide a contrary instruction on your proxy. The board has no reason to believe that these nominees will be unable to serve. However, if one of them should become unavailable, the board may reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The Board recommends that you vote FOR each of the Class II nominees for election as a director. Election of each nominee requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting. If a nominee does not receive a majority vote, he is required to tender his resignation for consideration by the Board of Directors in accordance with the board’s Corporate Governance Guidelines as described on page 14 of this proxy statement. Proxies solicited by the Board of Directors will be voted FOR each nominee, unless you specify otherwise in your proxy.

Class II — Current Terms Expiring in 2009 and New Terms Expiring in 2012:

James M. Ringler, 63, was named Chairman of the Board of Teradata in September 2007. Mr. Ringler previously served as Chairman of the Board of NCR from July 25, 2005 to September 2007. From March 2005 to August 2005, Mr. Ringler served as NCR’s President and Interim Chief Executive Officer. He served as Vice Chairman of Illinois Tool Works Inc., a multi-billion dollar diversified manufacturer of highly engineered components and industrial systems, from 1999 until he retired in 2004. Prior to joining Illinois Tool Works, from 1997 to 1999, Mr. Ringler was Chairman of Premark International, Inc. He also served as Premark’s Chief Executive Officer from 1995 to 1999 when it merged with Illinois Tool Works. Mr. Ringler serves as a director of Autoliv Inc., The Dow Chemical Company (“Dow”), FMC Technologies, Inc., Corn Products International, Inc., and JBT Corporation. He joined our board on September 6, 2007.

Peter L. Fiore, 51, has served as President, Chief Executive Officer and Director of Crossbeam Systems, Inc., a provider of next-generation security platforms for high-performance networks, since 2007. Prior to joining Crossbeam, from 2005 to 2007, he served as Vice President of IBM’s information integration solutions business with revenues in excess of $500 million. He joined IBM as a result of the company’s acquisition of Ascential Software, where he had served as President since the company’s inception in July 2001. Prior to that time, Mr. Fiore was President of Informix Business Solutions, a leader in business intelligence and analytical applications from 2000 to 2001. In addition, he serves on the board of directors of Kadient, Inc. He joined our board on July 29, 2008.

Michael Koehler, 56, is President and Chief Executive Officer of Teradata. Previously, Mr. Koehler served as Senior Vice President, Teradata Division of NCR from 2003 to 2007. From September 2002 until March 2003, he was the Interim Teradata Division Leader, Teradata Division. From 1999 to 2002, Mr. Koehler was Vice President, Global Field Operations, Teradata Division, and held management positions of increasingly greater responsibility at NCR prior to that time. He joined our board in August 2007.

Other Directors

Class I — Current Terms Expiring in 2011:

David E. Kepler, 56, is the Executive Vice President, Business Services, Chief Sustainability Officer, and Chief Information Officer (“CIO”) of Dow. Mr. Kepler joined Dow in 1975. He was appointed Vice President and CIO of Dow in 1998 and Corporate Vice President in 2001. At Dow, Mr. Kepler assumed responsibility for Business Services in 2004, was appointed Senior Vice President in 2006, with added responsibilities for the company’s sustainability initiatives, and appointed Executive Vice President in February 2008. He also serves on the board of directors of the U.S. Chamber of Commerce, as well as Dorinco Reinsurance Company and Liana Limited, both Dow-affiliated companies, and is a member of the U.S. National Infrastructure Advisory Council that advises the President on the protection of critical infrastructure and homeland security issues. He joined our board on November 1, 2007.

William S. Stavropoulos, 69, retired as director and Chairman of the Board of Dow on April 1, 2006. He had served in such capacity since November 2000. Mr. Stavropoulos was the President and Chief Executive Officer of Dow from 1995 to 2000 and was Chairman of the Board, President and Chief Executive Officer from 2002 to November 2004. In addition, he is a director of Tyco International, Inc., Chemical Financial Corporation, and Maersk Inc., and is on the advisory board for Metalmark Capital LLC, a private equity investment firm. He is a trustee to the Fidelity Group of Funds, and serves on the board of American Enterprise Institute for Public Policy Research. He also serves as a special advisor to Clayton, Dubilier & Rice, Inc., a private equity investment firm, and is the president and founder of the Michigan Baseball Foundation. Mr. Stavropoulos joined our board on September 6, 2007.

Class III — Current Terms Expiring in 2010:

Edward P. Boykin, 70, retired as the President and Chief Operating Officer of Computer Sciences Corporation (“CSC”), an information technology services company he joined in 1966, in June 2003. He had served in that capacity since July 2001. From 1998 to 2001, he held a number of senior management positions at CSC, including group president of its Financial Services Group from 1999 to 2001 and vice president of its Technology Management Group from 1998 to 1999. Mr. Boykin also serves on the board of directors of NCR and PlusOne Solutions, Inc. He joined our board on September 6, 2007.

Cary T. Fu, 60, has served as Chief Executive Officer of Benchmark Electronics, Inc., an electronics manufacturing services provider, since September 2004. He served as President and Chief Executive Officer of Benchmark from September 2004 to December 2006. Prior to becoming Chief Executive Officer of Benchmark, he served as its President and Chief Operating Officer from May 2001 to September 2004, Executive Vice President from 1992 to 2001, and Executive Vice President, Financial Administration, from 1990 to 1992. He has been a director of Benchmark since 1990 and is a certified public accountant. He joined our board on July 29, 2008.

Victor L. Lund, 61, has served as the non-executive Chairman of the Board of DemandTec, Inc., an on-demand applications company, since December 2006 and has been a member of its board since April 2005. Prior to this position, in 2005, Mr. Lund served as a director on a number of other companies’ boards and served as the non-executive Chairman of the Board of Mariner Health Care, Inc., a long-term health care services company, from May 2002 until its acquisition in December 2004. He served as Vice Chairman of Albertson’s, Inc., a food and drug retailer, from 1999 until 2002. Mr. Lund served as Chairman of the Board of American Stores Company from 1995 until its acquisition by Albertson’s in June 1999, and as Chief Executive Officer of American Stores Company from 1992 until 1999. Prior to joining American Stores Company in 1977, Mr. Lund was a practicing certified public accountant. He also serves on the board of directors of Del Monte Foods Company and Service Corporation International. He joined our board on September 6, 2007.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors oversees the overall performance of the Company on your behalf. Members of the board stay informed of our business by participating in regularly scheduled board and committee meetings, through discussions with the Chief Executive Officer and other members of management and staff, and by reviewing other materials provided to them.

Corporate Governance

Our Board of Directors is elected by the stockholders to govern our business and affairs. The board selects the senior management team, which is charged with conducting our business. Having selected the senior management team, the board acts as an advisor to senior management and monitors its performance. The board reviews our strategies, financial objectives and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees our compliance efforts.

To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. These guidelines address, among other things, such matters as director independence, committee membership and structure, meetings and executive sessions, and director selection, retirement, and training. The board’s Corporate Governance Guidelines are found on our corporate governance website at http://www.teradata.com/t/governance-guidelines. You may obtain a written copy of these guidelines, or any of the board’s committee charters, by writing to our Corporate Secretary at the address listed on page 1 of this proxy statement. The board’s independent directors meet regularly in executive session and, as provided in the Corporate Governance Guidelines, the Board of Directors has selected the Chairman of the Board to preside at its executive sessions during 2009.

In connection with its Corporate Governance Guidelines, the Board of Directors has established independence standards. In general, the board must determine whether a director is considered independent, taking into account the independence guidelines of the New York Stock Exchange (“NYSE”) and the factors listed immediately following this paragraph, which are included as Exhibit B, Definition of Director Independence, to the board’s Corporate Governance Guidelines referenced above, in addition to those other factors it may deem relevant. No director may qualify as independent unless the board affirmatively determines (i) under the NYSE listing standards, that he or she has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us); and (ii) under our independence standards, that the director or director candidate:

•	has not been an employee of the Company or any of our affiliates, or affiliated with us, within the past five years;

•	has not been affiliated with or an employee of our present or former independent auditors or its affiliates within at least the past five years;

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has not been in the past five years a paid advisor, service provider or consultant to us or any of our affiliates or to an executive officer of the Company or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

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has not, directly or indirectly, had a material relationship (such as being an executive officer, director, partner, or significant stockholder) with a significant customer or supplier of the Company, and in no case may the director be an executive officer or employee of another company that in the previous three years made payments to or received payments from us in a fiscal year exceeding the greater of $1 million or 2% of the other company’s consolidated gross revenues;

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is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from us, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	has not been employed as an executive officer by another corporation that has (or had during the past five years) an executive officer of the Company on its board of directors;

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has not for the past five years received any compensation, consulting, advisory or other fees from us, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service; and

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is not and has not been for the past five years, a member of the immediate family of (i) an officer of the Company, (ii) an individual who receives more than $100,000 per year in direct compensation from us, other than compensation for prior service that is not contingent on continued service, (iii) an individual affiliated with or an employee of our present or former independent auditors or its affiliates, (iv) an individual who is an executive officer of another company that has (or had) an executive officer of the Company on its board of directors, (v) an executive officer of a company that has made payments to, or received payments from, us in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues, or (vi) any director who is not considered an independent director.

Our Board of Directors has determined that all of our non-employee directors and nominees, namely Messrs. Ringler, Boykin, Fiore, Fu, Kepler, Lund, and Stavropoulos, meet the NYSE listing independence standards and our independence standards. There were no transactions, relationships or arrangements that required review by the board for purposes of determining director independence.

The board and its committees met a total of thirty-three times last year. In 2008, each of the directors attended 75% or more of the total number of meetings of the board and the committee(s) on which he serves. In addition, under the board’s Corporate Governance Guidelines, our directors are expected to attend our annual meeting of stockholders each year. Six out of seven of our directors attended the 2008 annual meeting of stockholders.

Committees of the Board

Our Board of Directors has four committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance, and the Executive Committee.

Audit Committee:    The Audit Committee is the principal agent of the Board of Directors in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements and internal controls, including assisting in the Board’s oversight of (i) the integrity of our financial statements; (ii) the Company’s compliance with ethical, legal and regulatory requirements; (iii) the qualifications, independence and performance of our independent registered public accounting firm; and (iv) the performance of our internal audit function. The Audit Committee also:

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is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm and pre-approving all audit services, as well as any audit-related, tax and other non-audit services, to be performed by the independent registered public accounting firm;

•	reviews and discusses with our independent registered public accounting firm its quality control procedures;

•	regularly reviews the annual audit plan of our independent registered public accounting firm, including the scope of audit activities, and monitors the progress and results of the annual audit;

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meets with the independent registered public accounting firm, the internal auditors and management to review the adequacy of our internal controls and its financial, accounting and reporting processes;

•	discusses with management and the independent registered public accounting firm our annual audited financial statements and unaudited quarterly financial statements;

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discusses with management and the independent registered public accounting firm (i) all critical accounting policies and practices used, (ii) any significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including analyses of the effects of alternative accounting methods under generally accepted accounting principles that have been discussed with management and the treatment preferred by the independent registered public accounting firm, (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures on our financial statements, and (iv) any other reports required by law to be delivered by the independent registered public accounting firm, including any management letter or schedule of unadjusted differences;

•	discusses management’s plans with respect to our major financial and enterprise risk exposures;

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receives periodic reports from our internal auditors on findings of fraud, if any, and its significant findings regarding the design and/or operation of internal control over financial reporting as well as management responses to such findings;

•	reviews our periodic SEC filings and our quarterly earnings releases;

•	is responsible for overseeing our ethics and compliance program; and

•	prepares the committee report required pursuant to the rules of the SEC for inclusion in our proxy statements.

The Audit Committee has three members, Messrs. Fu, Kepler and Lund, each of whom is independent and financially literate as determined by the board under applicable SEC and NYSE standards. In addition, the board has determined that Messrs. Fu and Lund are both “audit committee financial experts,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from us, other than board compensation described below under the caption “Compensation of Directors,” as determined in accordance with applicable SEC and NYSE rules. Each Audit Committee member is limited to serving on the audit committees of two other public companies, unless the Board of Directors evaluates and determines that these other commitments would not impair his effective service to us.

A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Audit Committee Charter. A copy of this charter, which was amended by the committee on December 2, 2008, is included as Appendix A to this proxy statement and can be found on our corporate governance website at http://www.teradata.com/t/audit-committee-charter.

Compensation and Human Resource Committee:    In general, this committee (i) discharges our board’s responsibilities relating to the compensation of our executives; (ii) provides general oversight of our management compensation philosophy and practices, benefit programs, and strategic workforce initiatives; (iii) oversees succession planning and leadership development activities; and (iv) reviews and approves our overall compensation principles, objectives and programs covering executive officers and key management employees as well as the competitiveness of our total executive officer compensation practices. The Compensation and Human Resource Committee also:

•	evaluates and reviews the performance levels of our executive officers and determines base salaries and equity and incentive awards for such officers;

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at executive session of the Board of Directors, assists the board in determining the annual goals and objectives of the Chief Executive Officer and discusses its evaluation of, and determination of compensation for, the Chief Executive Officer based on the results of the Chief Executive Officer’s performance against such goals and objectives;

•	reviews and recommends to our Board of Directors for approval our executive compensation plans, including incentive-compensation plans, and all equity-based compensation plans;

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monitors our compliance with the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers, NYSE rules relating to approval of equity compensation plans and all other applicable laws affecting employee compensation and benefits;

•	reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans;

•	oversees our plans for management succession and development and, on an annual basis, assists the Board of Directors in reviewing and monitoring succession planning;

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reviews and discusses with management the disclosures in our proxy statements with respect to executive compensation policies and procedures and produces the committee’s annual report related to such disclosure for inclusion in our proxy statements; and

•	reviews the stock ownership guidelines and compliance of the Chief Executive Officer and other executive officers with such guidelines.

The Compensation and Human Resource Committee has four members, Messrs. Boykin, Fiore, Ringler, and Stavropoulos, each of whom the Board of Directors has determined meets the NYSE listing independence standards and our independence standards. The committee has delegated authority to our Chief Executive Officer to award equity to individuals other than executive officers in limited instances. In addition, the Chief Executive Officer conducts annual performance evaluations of executives and, after consulting with the Vice President, Human Resources provides this committee with his assessments and recommendations with respect to the amount and form of compensation for such executives.

In December 2008, this committee extended the engagement of Semler Brossy Consulting Group LLC as its outside compensation consultant to assist the committee in the development of our executive compensation and benefit programs, including the amount and form of such compensation, and in the evaluation of our Chief Executive Officer. The rules of engagement for the use of the compensation consultant by the committee and management include the following: (i) only the committee and its Chair can hire or fire the consultant; (ii) on an annual basis, the consultant will provide the committee with a letter of the projected scope of services for the year; (iii) the consultant’s work will be coordinated with our Vice President, Human Resources and any project undertaken at management’s request will be with the knowledge and consent of the committee Chair; (iv) the consultant will have direct contact with the committee; and (v) the committee will evaluate the performance of the consultant on an annual basis.

A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Compensation and Human Resource Committee Charter, which was amended by the committee on December 2, 2008, a copy of which can be found on our corporate governance website at http://www.teradata.com/t/compensation-committee-charter.

Committee on Directors and Governance:    This committee is responsible for reviewing the board’s corporate governance practices and procedures and:

•	establishes procedures for evaluating the performance of the Board of Directors and oversees such evaluation;

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reviews the composition of our Board of Directors and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the board, recommends any successors;

•	reviews and makes recommendations to the board concerning non-employee director compensation; and

•	sees that proper attention is given, and effective responses are made, to shareholder concerns regarding corporate governance.

The Committee on Directors and Governance (the “Governance Committee”) directly engaged Semler Brossy Consulting Group LLC as its consultant to review our director compensation program in 2008 and 2009.

The Governance Committee is composed entirely of independent directors, James Ringler and William Stavropoulos. A more detailed discussion of the committee’s mission, composition and responsibilities is contained in the Committee on Directors and Governance Charter, which was amended by the committee on December 2, 2008, a copy of which is available on our corporate governance website at http://www.teradata.com/t/committee-on-directors-and-governance-charter.

Selection of Nominees for Directors

The Board of Directors and the Governance Committee are responsible for recommending candidates for membership to the board. The director selection process is described in detail in the board’s Corporate Governance Guidelines, which are posted on our corporate governance website at http://www.teradata.com/t/governance-guidelines. In determining candidates for nomination, the Governance Committee will seek the input of the Chairman of the Board and the Chief Executive Officer and will consider individuals recommended for board membership by our stockholders in accordance with our Bylaws and applicable law.

The board and the Governance Committee are committed to finding proven leaders who are qualified to serve as Teradata directors. In November 2007, the Governance Committee engaged the outside search firm of Spencer Stuart LLP to assist it in identifying and contacting qualified candidates. In addition, directors have suggested potential candidates for consideration by this committee. All candidates are evaluated by the Governance Committee using the qualification guidelines included as part of the board’s Corporate Governance Guidelines. As part of the selection process, the committee and the board examine candidates’ business skills and experience, personal integrity, judgment, and ability to devote the appropriate amount of time and energy to serving the best interests of stockholders. As a result of this process and in accordance with our Bylaws and the board’s Corporate Governance Guidelines, on July 29, 2008, the Board of Directors increased the size of the board and elected Messrs. Fiore and Fu as directors.

Stockholders wishing to recommend individuals for consideration as directors should submit their suggestions in writing to the Corporate Secretary of the Company, providing the candidate’s name, age, residential and business contact information, detailed biographical data and qualifications for service as a board member, the class or series and number of shares of Teradata capital stock (if any) which are owned beneficially or of record by the candidate, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of our stock. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. Stockholders who want to nominate directors for election at our next annual meeting of stockholders must follow the procedures described in our Bylaws, which are available on our corporate governance website at http://www.teradata.com/t/articles-and-bylaws. See “Procedures for Stockholder Proposals and Nominations” on page 57 of this proxy statement for further details regarding how to nominate directors.

The directors nominated by the Board of Directors for election at the 2009 annual meeting were recommended by the Governance Committee. All of these candidates for election are currently serving as our directors and Messrs. Fiore and Ringler have been determined by the board to be independent.

Under the board’s Corporate Governance Guidelines, if any of the directors nominated for election at the 2009 annual meeting is not re-elected by the required majority vote, such director shall promptly offer his resignation. The Board of Directors, giving due consideration to the best interests of the Company and its stockholders, shall evaluate the relevant facts and circumstances, including whether the underlying cause of the director’s failure to receive the required majority vote can be cured, and shall make a decision on whether to accept the offered resignation. Any director who offers a resignation pursuant to this provision shall not participate in the board’s decision. The Board of Directors will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the offered resignation. If the board accepts a director’s resignation pursuant to this process, the Governance Committee will recommend to the Board of Directors whether to fill the resulting vacancy or reduce the size of the board.

Executive Committee:    This committee has the authority to exercise all powers of the full Board of Directors, except those prohibited by applicable law, such as amending the Bylaws or approving a merger that requires stockholder approval. This committee meets between regular board meetings if urgent action is required.

Board Committee Membership

Name	Executive Committee		Compensation and Human Resource Committee		Audit Committee		Committee on Directors and Governance
James M. Ringler*	X	*	X	*			X
Edward P. Boykin			X
Peter L. Fiore			X
Cary T. Fu					X
David E. Kepler					X
Michael Koehler	X
Victor L. Lund	X				X	*
William S. Stavropoulos	X		X				X	*
Number of meetings in 2008	1		9		10		6
*	Chair

Communications with Directors

Stockholders wishing to communicate directly with our Board of Directors, any individual director, the Chairman of the Board, or our non-management or independent directors as a group are welcome to do so by writing our Corporate Secretary at 2835 Miami Village Drive, Miamisburg, Ohio 45342. The Corporate Secretary will forward any communications as directed. Any matters reported by stockholders relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board of Directors may also be made by writing to this address. For more information on how to contact our board, please see our corporate governance website at http://www.teradata.com/t/contact-the-board.

Code of Ethics

We have a Code of Conduct that sets the standard for ethics and compliance for all of our employees, including our officers, directors, and controller. Our Code of Conduct is available on our corporate governance web site at http://www.teradata.com/t/code-of-conduct. To obtain a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.

Section 16(a) Beneficial Ownership Reporting Compliance

During 2008, all of our executive officers and directors timely filed the reports required under Section 16(a) of the Securities Exchange Act of 1934.

DIRECTOR COMPENSATION

Teradata’s Director Compensation Program is designed to enhance the Company’s ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the board and its committees, and an equity component, designed to align the interests of independent directors and stockholders. Mr. Koehler receives no compensation for his service on the board.

Annual Retainer

Under the Director Compensation Program, for the 2008–2009 board year (the period between the Company’s annual stockholders’ meetings), each non-employee member of Teradata’s board receives an annual retainer of $75,000. The Chairman of the Board of Directors (Mr. Ringler) receives an additional retainer of $165,000, and each director serving on the Audit Committee receives an additional retainer of $5,000. The Chair of the Committee on Directors and Governance (the “Governance Committee”) receives an additional retainer of $9,000, and the Chairs of the Audit Committee and Compensation and Human Resource Committee each receive an additional retainer of $12,000.

Prior to January 1 of each year, a director may elect to receive all or a portion of his or her annual retainer in Teradata common stock instead of cash. In addition, a director may elect to defer receipt of shares of common stock payable in lieu of cash. Payments for deferred stock may be made only in shares of Teradata common stock.

Initial Equity Grant

The Director Compensation Program provides that upon initial election to the board, each non-employee director will receive a grant of restricted stock units. A director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting of restricted stock units. The restricted stock units vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in Teradata common stock.

Messrs. Fiore and Fu were the only directors to receive an initial equity grant during 2008 in connection with their appointments to the board. In this regard, on July 29, 2008, Messrs. Fiore and Fu each received an initial equity grant of restricted stock units with a total dollar value equal to $75,000 on the date of grant. Each of Messrs. Fiore and Fu elected to defer receipt of the shares until termination from the board.

Annual Equity Grant

The Director Compensation Program also provides that on the date of each annual meeting of stockholders each non-employee director will be granted restricted stock units and options to purchase a number of shares of Teradata common stock in an amount determined by the Governance Committee and approved by the board. Any restricted stock units awarded will vest in four equal quarterly installments commencing three months after the grant date. Any options that are granted will be fully vested and exercisable on the first anniversary of the grant. If the grant is made in the form of restricted stock units, a director may elect to defer receipt of the shares of common stock payable when such restricted stock units vest.

Mid-Year Equity Grant

The Director Compensation Program also provides the board with the discretion, based on the recommendation of the Governance Committee, to grant mid-year equity grants in the form of stock options and/or awards of restricted stock or restricted stock units to directors who are newly elected to the board after the annual meeting of stockholders. If a mid-year equity grant is made in the form of restricted stock units, a director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting. Option grants made in connection with a mid-year equity grant will be fully vested and exercisable on the first anniversary of the grant. Restricted stock unit grants made in connection with a mid-year equity grant vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in Teradata common stock.

Because they joined the board in July of 2008, the board exercised its discretion and awarded Messrs. Fiore and Fu mid-year equity grants. Messrs. Fiore and Fu each received a mid-year equity grant with a total dollar value of $93,750 allocated equally between stock options and restricted stock units. Each of these directors elected to defer receipt of the shares, otherwise payable under the restricted stock units, until termination from the board.

Director Compensation Table

The following table provides information on compensation paid to our non-employee directors in 2008.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)		Option Awards ($) (3)		Total ($)
James M. Ringler, Chairman		319,632	(2a)	55,097		374,729
Edward P. Boykin		142,638	(2b)	55,097		197,735
Peter L. Fiore	31,855	52,856	(2c)	21,127		105,838
Cary T. Fu	33,978	52,856	(2d)	21,127		107,961
David E. Kepler		191,185	(2e)	68,865		260,050
Victor L. Lund	92,000	67,601		55,097		214,698
C.K. Prahalad		138,602	(2f)	76,107	(3a)	193,938
William S. Stavropoulos	84,000	58,658		55,097		197,755
(1)	Represents the cash annual retainer earned for 2008. Messrs. Ringler, Boykin and Kepler elected to receive their cash retainers in the form of deferred shares payable as described in footnote 2 below. Mr. Prahalad, who retired from the board as of October 7, 2008, elected to receive his cash retainer in the form of current shares. These deferred and current shares are reported in the “Stock Awards” column.

(2)	This column shows the aggregate dollar amount recognized for financial statement reporting purposes for 2008 with respect to outstanding restricted stock unit awards, the value of current or deferred shares (also referred to as “phantom shares”) paid in lieu of cash annual retainers, and the value of current shares paid in lieu of the cash annual retainer. The aggregate dollar amount was determined in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123R”); however, the calculations disregard the estimate of forfeitures related to service-based vesting conditions. See Note 6 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) for an explanation of the assumptions made by the Company in the valuation of these awards.

(a)	With respect to Mr. Ringler, the amount includes the value of 13,059 phantom shares received in lieu of his annual retainer. The grant date fair value of the phantom shares is $252,031.

(b)	With respect to Mr. Boykin, the amount includes the value of 3,888 phantom shares received in lieu of his annual retainer. The grant date fair value of the phantom shares is $75,037.

(c)	With respect to Mr. Fiore, the amount reflects the dollar amount recognized for financial statement reporting purposes in 2008 in connection with his initial and mid-year grant of restricted stock units on July 29, 2008. The grant date fair value of the restricted stock unit awards granted to Mr. Fiore in 2008 is $124,461.

(d)	With respect to Mr. Fu, the amount reflects the dollar amount recognized for financial statement reporting purposes in 2008 in connection with his initial and mid-year grant of restricted stock units on July 29, 2008. The grant date fair value of the restricted stock unit awards granted to Mr. Fu in 2008 is $124,461.

(e)	With respect to Mr. Kepler, the amount includes the value of 4,147 phantom shares received in lieu of his annual retainer. The grant date fair value of the phantom shares is $80,037.

(f)	With respect to Mr. Prahalad, the amount includes the value of 2,754 shares received in lieu of his annual retainer with a grant date fair value of $59,173. When Mr. Prahalad resigned from the board in October 2008, the board accelerated his outstanding restricted stock unit award and the remaining unvested shares became fully vested as of October 7, 2008. As a result of this acceleration, the Company incurred an additional $21,010 of expense in 2008 under FAS 123R in respect of this award.

The number of restricted stock units unvested and outstanding as of December 31, 2008 for each of the non-employee directors is as follows: Messrs. Ringler, Boykin, Kepler, Lund and Stavropoulos each had 1,445 units; and Messrs. Fiore and Fu each had 4,056 units.

(3)	This column shows the aggregate dollar amount recognized for financial statement reporting purposes for 2008 with respect to outstanding stock options, and includes amounts attributable to awards granted in 2008 and in prior years. The aggregate dollar amount was determined in accordance with FAS 123R; however, the calculations disregard the estimate of forfeitures related to service-based vesting conditions. See footnote 3 of the Summary Compensation Table on page 32 of this proxy statement for an explanation of the assumptions made by the Company in the valuation of these awards. The grant date fair value of Messrs. Fiore and Fu’s option award in 2008 was $47,873.

(a)	In connection with his resignation from the board, the board accelerated the vesting of an option award for Mr. Prahalad so that such award vested on October 7, 2008. As a result of this acceleration, the Company incurred an additional $20,771 of expense in 2008 under FAS 123R in respect of this award.

The Teradata option awards outstanding as of December 31, 2008 for each of the non-employee directors are as follows: Mr. Ringler, 79,082; Mr. Boykin, 50,472; Messrs. Fiore and Fu, 5,396; Mr. Kepler, 10,665; Mr. Lund, 38,472; Mr. Prahalad, 84,472; and Mr. Stavropoulos, 66,472.

With respect to Messrs. Ringler, Boykin, Lund, Prahalad, and Stavropoulos, these awards include options originally granted to acquire NCR stock. In connection with the spin off from NCR, the awards were converted into awards to purchase an equal number of shares of NCR and Teradata stock, and the exercise price of the Teradata options was adjusted to preserve the intrinsic value of the award. The amounts listed above include the following converted option awards: Mr. Ringler, 71,586; Mr. Boykin, 42,976; Mr. Lund, 30,976; Mr. Prahalad, 76,976; and Mr. Stavropoulos, 58,976.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the following “Board Compensation and Human Resource Committee Report on Executive Compensation” and the “Board Audit Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

BOARD COMPENSATION AND HUMAN RESOURCE COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The Compensation and Human Resource Committee of the Board of Directors (the “Committee”) manages the Company’s compensation programs on behalf of the Board of Directors. The Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and this proxy statement, each of which will be filed with the SEC.

Dated:    February 27, 2009

The Compensation and Human Resource Committee:

James M. Ringler, Chair

Edward P. Boykin, Member

Peter L. Fiore, Member

William S. Stavropoulos, Member

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide information about the principles underlying our compensation program for Messrs. Koehler, Scheppmann, Langos, Harrington, and Fair. We refer to these individuals as our “Named Executive Officers.”

Overview of Compensation Objectives

Teradata’s executive compensation program is designed to attract, develop and retain business leaders who are responsible for attaining the Company’s financial, operational and strategic objectives and driving sustainable long-term shareholder value.

Competitive Compensation Practices

We believe that each element of our compensation program should remain competitive in order to attract and retain key executive talent. To achieve this objective, the Compensation and Human Resource Committee (the “Committee”) generally strives to establish base salary, annual incentive and long-term incentive opportunities close to the median of the competitive market data. However, the Committee retains the flexibility to make adjustments in order to respond to market conditions, promotions, individual performance or other circumstances.

In February 2008, as part of its annual management performance evaluation, the Committee reviewed whether any changes should be made to the base salary and annual and long-term incentive levels for our Named Executive Officers. In this regard, the Committee retained Semler Brossy Consulting Group, LLC (“SBCG”) to assist it in developing and assessing the Company’s executive compensation strategy. SBCG reports directly to the Committee and serves at the sole discretion of the Committee.

Specifically, the Committee asked SBCG to provide information about the competitiveness of the compensation program for our Named Executive Officers. In response, SBCG provided information about the market levels for the following components of our executives’ compensation:

•	Base salary;

•	Total cash compensation, which is base salary plus annual incentive compensation;

•	Long-term incentive awards; and

•	Total direct compensation, which is total cash compensation plus long-term incentive awards.

Compensation Peer Group:    SBCG worked with the Committee to develop a compensation peer group for use in evaluating 2008 executive compensation levels. In order to be included in the peer group for 2008, a company had to satisfy the following four requirements: (i) be within the technology industry, (ii) have revenues of approximately $750 million to $4 billion (approximately one-half to two times our revenue), (iii) be publicly traded in the United States, and (iv) be focused on selling business-to-business. The Committee then added and removed several companies, in consultation with SBCG, based on their comparability to Teradata in terms of business-to-business model, concentration in software, revenue size, number of employees, and market capitalization. As a result, five enterprise-focused technology companies were added to the peer group with the resulting list of companies having a median revenue of $1.4 billion in revenue, which is approximately 20% smaller than Teradata’s revenue. The 16 companies included in our compensation peer group for 2008 (listed in alphabetical order) were:

Analog Devices, Inc.	Informatica Corporation
BMC Software, Inc.	KLA-Tencor Corporation
Brocade Communication Systems, Inc.	Lawson Software, Inc.
CA, Inc.	NetApp, Inc.
EarthLink, Inc.	Open Text Corporation
EMC Corporation	Sybase, Inc.
Fair Isaac Corporation	Tibco Software Inc.
Harris Corporation	VeriSign, Inc.

Additional Resources:    SBCG also worked with the Committee to develop additional resources to assess our compensation programs and pay levels as follows:

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SBCG provided competitive information concerning the executive compensation levels of four software companies that had recently been acquired: BEA Systems, Inc., Cognos Incorporated, Business Objects S.A., and Hyperion Solutions Corporation. This information was used to provide an additional perspective regarding similar companies that could not be included in the peer group because they were no longer independent, public companies.

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SBCG used survey information collected in the Towers Perrin 2008 U.S. High-Tech Executive Benchmark Survey and the Radford 2008 Executive Survey. This market survey information was used as an additional reference when analyzing the competitiveness of our compensation program for Messrs. Langos, Harrington and Fair because their roles and responsibilities generally did not directly correspond with the roles of executives holding similar positions at the companies in the compensation peer group.

•

The Radford survey was selected because (i) it is focused on technology companies and technology-specific positions, and (ii) all but two of the sixteen companies in our peer group (Analog Devices, Inc. and NetApp, Inc.) participate in the survey. A special cut of the Radford survey, comprised of the compensation data of the fourteen peers that participate in the survey, was used.

•

The Towers Perrin survey was selected to complement the Radford survey so that, where possible, two sources of compensation information could be used as a reference point. SBCG utilized regression data from the high-tech cut of the Towers Perrin survey as the basis of the analysis. The companies that made up this cut are listed in Appendix B of this proxy statement.

Role of CEO in the Compensation Process

In addition to considering the market data described above when establishing the compensation program for our Named Executive Officers, the Committee considers input and recommendations from Mr. Koehler, who attends the Committee meetings. Following is a brief summary of Mr. Koehler’s role in the 2008 annual performance review process:

•

Mr. Koehler conducted an annual performance evaluation of each member of the Teradata Leadership Team, including the four other Named Executive Officers. In conducting these evaluations, he reviewed the executives’ self-assessments and consulted with the Vice President, Human Resources.

•

At the Committee’s February 2008 meeting, Mr. Koehler provided the Committee with a summary of his annual evaluation of the Company’s executives and his recommendations concerning base salary adjustments, if any, and appropriate annual bonus award opportunity levels and performance goals and targets. Mr. Koehler’s recommendation was based on his assessment of each executive’s individual performance, as well as his or her role, including the scope, responsibility and complexity of each role, and the knowledge, skills and potential of each executive.

•

At the Committee’s December 2008 meeting, Mr. Koehler provided his recommendations to the Committee with respect to long-term incentive award opportunities and equity award vehicle for the Company’s executives, based on his ongoing assessment of their performance during the year and the other factors described above.

After considering Mr. Koehler’s assessments and recommendations, as well as the market data from the compensation peer group and the market surveys, and after making its own independent assessment of performance, the Committee determined what changes, if any, should be made to the compensation levels and incentive opportunities for our Named Executive Officers. In the case of Mr. Koehler, the Committee met in executive session to conduct his performance review and establish his base salary and annual and long-term incentive opportunities. The Committee recommended Mr. Koehler’s compensation to the independent members of the board for final approval.

Pay for Performance (Variable Compensation)

Our long-term success is based on achieving key financial and operational goals with an executive compensation program focused on pay for performance. A significant portion of our executive officers’ compensation is variable and contingent upon achieving specific results – namely, revenue and profitability. In general, the variable compensation elements of our program include our annual incentives (cash-based compensation) and long-term incentives (equity-based compensation).

As illustrated below, in 2008, approximately 73% of the total direct compensation for our Named Executive Officers, other than the CEO, was weighted towards variable components. In general, the percentage of performance-based compensation increases as the levels of executive responsibility increase. For example, the total direct compensation mix for the CEO was roughly 86% variable to reflect his greater job scope and responsibility and ability to impact long-term levels of performance. The following charts illustrate this point.

The above illustration does not reflect a pre-determined formula for the allocation of fixed (e.g., base salary) and performance-based compensation components and is based on annual incentives at target level.

Elements of Executive Compensation

Following is a brief summary of each element of the compensation program as it applies to each of our Named Executive Officers.

Base Salary

We provide competitive base salaries to attract and retain key executive talent and to align our compensation with market practices. The base salaries for executive officers are established annually at competitive levels for each specific role with consideration of that role’s scope, responsibility and complexity, as well as the knowledge, skills and potential of each officer.

The base salaries for our Named Executive Officers were initially established in connection with the spin off transaction, which was effective as of September 30, 2007. At that time, the base salaries for our Named Executive Officers, other than Mr. Scheppmann who was hired in September 2007, were increased to reflect their expanded roles and responsibilities. The Committee reviewed these base salaries in February 2008 and determined that the 2007 salary levels remained competitive with the salaries paid by our compensation peer group. For example:

•	Mr. Koehler’s base salary was 95% of the median salaries paid to CEOs by companies in our compensation peer group; and

•

The base salaries of our Named Executive Officers (other than Mr. Koehler) ranged from 86% to 103% of median base salaries paid to comparable executives by companies in our compensation peer group and the market surveys.

As a result, the Committee did not make any adjustments to the base salary levels of our Named Executive Officers in 2008. Please refer to the “Salary” column of the Summary Compensation Table for the 2008 base salaries for each of our Named Executive Officers.

In connection with our cost-cutting efforts in response to the uncertain economic environment, the Company has eliminated employee merit increases for 2009. Likewise, the Committee did not make any base salary adjustments during its annual performance review of the Named Executive Officers.

Annual Incentives (Annual Bonus Awards)

All of our Named Executive Officers participate in a Management Incentive Plan (the “MIP”). The MIP is an important component of total cash compensation because it rewards our executives for achieving targeted annual financial, operational and strategic results and emphasizes variable or “at risk” compensation.

The MIP provides annual incentive opportunities for each Named Executive Officer based on an incentive formula tied to Teradata’s earnings before income taxes (“EBIT”), which is equal to our income before income taxes as reported on our income statement. EBIT was selected as the appropriate measure since the level of EBIT reflects the operating strength and efficiency of the Company. The incentive formula is 1.5% of EBIT for Mr. Koehler and 0.75% of EBIT for the other Named Executive Officers. The EBIT incentive formula establishes the maximum amount payable each year under the MIP for each Named Executive Officer; but the executives are not assured of earning this maximum amount, and it was not paid in either 2007 or 2008. Instead, the Committee has the authority to reduce the annual amount payable under the EBIT incentive formula based on its assessment of financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance. There are a number of methods the Committee can use to make this assessment. As described below, in 2008, the Committee established target award opportunities for the Named Executive Officers and used two methods to determine the payout levels under the MIP – the establishment of performance metrics under an annual bonus program and a general consideration of other discretionary factors, including relative financial and operational performance as well as the macroeconomic environment.

Target Award Opportunities. The Committee established target award opportunities for the Named Executive Officers under the MIP, which were expressed as a percentage of base salary. The target award opportunities were first established at the time of the spin off and reflected the expanded roles and responsibilities assumed by our Named Executive Officers. The Committee reviewed these target award opportunities in February 2008 and determined that the total cash compensation for our Named Executive Officers (which consists of base salary and the target award opportunities) was close to the market median of the companies in the compensation peer group and the market survey data. For example:

•

The total cash compensation of our Named Executive Officers (other than Mr. Koehler) ranged from 90% to 102% of the median total cash compensation provided by companies in our compensation peer group and the market survey data; and

•	The total cash compensation for Mr. Koehler equaled 78% of the median total cash compensation provided by companies in our compensation peer group.

As a result, the Committee did not make any adjustments to the target award opportunities under the MIP for our Named Executive Officers in 2008. They remained as follows:

Named Executive Officer	2008 Target Award Opportunity (% of Base Salary)
Michael Koehler	100%
Stephen Scheppmann	75%
Bruce Langos	75%
Daniel Harrington	75%
Robert Fair	75%

2008 Annual Bonus Program – Performance Goals and Payout Formula.    Under the 2008 annual bonus program, the Committee established specific annual performance goals for the Named Executive Officers. The potential amount earned under the 2008 annual bonus program was based on the extent to which we achieved two equally-weighted financial goals: revenue and operating income. The revenue goal was intended to focus our executives on achieving our revenue growth objectives, including expanding our product solution offerings, increasing our customer base, continuing to expand our existing customers’ use of our products, and responsibly growing the number of our sales territories. The operating income goal was intended to motivate our executives to focus on expense management and driving attractive contribution margins and value for our shareholders.

The following chart sets forth the 2008 performance goals and the related levels of performance at payout levels of 50%, 100% (target) and 200%.

2008 Performance Goal (in millions)	50%	100% (Target)	200%
Revenue	$1,772	$1,840	$1,977
Operating Income	$345*	$363	$440
*	Minimum level of achievement to generate payouts under this program.

These performance goals were established based on expected growth in 2008 and set above Teradata’s prior-year performance levels. Depending on actual performance, each executive potentially could earn from zero to 200% of the target award opportunity – but in any event no more than the amount calculated under the EBIT incentive formula set forth in the MIP and described above. This payout formula was a sliding scale, based on straight line interpolation, that was designed to motivate and reward superior performance, as the payout percentage directly corresponded to the extent to which target performance was achieved.

We did not achieve the minimum revenue and operating income performance levels under the 2008 annual bonus program. Therefore, our Named Executive Officers did not earn any payouts under this program.

2008 Bonus Payouts.    Late in 2008, when the impact of the current economic environment came into view, the Committee decided to consider other discretionary factors in addition to the annual bonus program and related performance goals when determining annual incentive payouts under the MIP. In 2008, our EBIT was $338 million which established the maximum amounts payable under the MIP based on the EBIT incentive formula. In February 2009, the Committee exercised discretion to reduce the maximum amounts payable under the MIP based on this formula and decided to pay cash bonuses to our Named Executive Officers because of our relatively good financial and operational performance in 2008 despite the challenging macroeconomic environment. Specifically, the Committee based this decision on the following factors:

•	In 2008, we achieved $1,762 million of revenue and $335 million of operating income ($348 million before payment of bonuses to eligible employees);

•

During the year, we significantly expanded our product solution offerings through the release of two new data warehousing products to the Teradata platform family and grew our customer base, which were key underlying objectives of the annual bonus program;

•

We added over 40 new sales territories during the year, which resulted in a significant incremental expense that was not built into the 2008 financial plan or factored into the annual bonus program performance metrics and which was dilutive to our operating income results for the year. Although this initiative had a negative impact on the 2008 financial results, the increased sales capability is a key element of the Company’s long-term growth strategy and is expected to benefit Teradata and its stockholders in future years;

•	The Committee took into consideration the impact of spin-related expenses and unplanned incremental costs necessary for Teradata to operate as an independent, public company; and

•

We delivered diluted earnings per share (or EPS) of $1.39 for the year, as reported under generally accepted accounting principles (or GAAP), which represented a 26% increase from EPS of $1.10 in 2007. The 2008 results included $3 million ($2 million after-tax) of impairment charges related to a prior equity investment and a $3 million charge for a tax adjustment relating to a prior period. The 2007 results included $17 million ($15 million after-tax) of one-time, spin-off costs and $11 million of net tax adjustments that lowered our reported results. Excluding these items (on a non-GAAP basis), EPS improved 15% to $1.42 in 2008 from $1.24 in 2007.

The following chart shows the amounts paid to the Named Executive Officers as a 2008 cash bonus under the MIP:

Named Executive Officer	2008 Bonus Payout
Michael Koehler	$315,000
Stephen Scheppmann	$139,050
Bruce Langos	$121,500
Daniel Harrington	$121,500
Robert Fair	$121,500

These payouts were based on the 2008 target award opportunities for each Named Executive Officer (the percentage of their salaries that are eligible for an annual bonus) and represented 45% of the original annual bonus target level.

For more information on the 2008 annual incentive opportunities for our Named Executive Officers, please refer to the “Grants of Plan-Based Awards” section on page 34 of this proxy statement.

2009 Annual Bonus Program.    In February 2009, the Committee established the 2009 annual bonus program under the MIP. The Committee modified the 2008 program to include subjective assessments of strategic measures in addition to the revenue and operating income measures. The strategic measures are based on the Company’s key business objectives for all employees: increasing our market share, improving our operational excellence and 2009 expense management. Achievement of these measures will focus employees on our mid-term and long-term success and position Teradata well for the future even if short-term financial results are negatively impacted by current economic conditions. Under the 2009 program, the financial measures (revenue and operating income) have 50% weighting and the strategic measures have 50% weighting. The payout opportunity related to each measure ranges from 25% to 200%.

Long-Term Incentives (Equity Awards)

Our Named Executive Officers have an opportunity to participate in a long-term, performance-based equity program. This program is designed to reward performance over a long-term period by aligning the potential award to Teradata’s success and our stockholders’ interests, serving as a retention incentive for management, and creating upside potential compensation that, together with total cash compensation, is at competitive levels.

During 2008, our long-term equity incentive program evolved from a program established by NCR on our behalf at the time of the spin off to one that is designed to meet our compensation goals and objectives. Following is a brief summary of the principles underlying the key components of the program.

Awards Granted by Teradata

During the course of 2008, the Committee considered the optimal form of stock-based compensation, plan design and scope, as well as the timeline for our annual equity grant process. At its October 2008 meeting, the Committee decided to make annual equity grants in December of each year. The Committee believed that this timing would align more closely with the equity grants made at the time of the spin off.

Under our revised equity grant approval policy, annual equity awards are granted at the regular meeting of the Committee that occurs within the period that begins on the later of two days after Teradata announces its third quarter results, or the date Teradata files its third quarter report on Form 10-Q, and ends on December 15. This will typically be the meeting that falls in the week following the Thanksgiving holiday each year. The grant date of the annual equity awards is the date the independent members of the board approve the CEO’s annual equity award, which is generally the date immediately following the annual awards meeting of the Committee. The Committee does not grant equity awards in anticipation of the release of material, nonpublic information. Similarly, we do not time the release of material, nonpublic information based on equity grant dates.

Under the revised equity award policy, in December 2008, the Committee granted stock options to our Named Executive Officers. All stock options are granted with an exercise price equal to the fair market value of the shares on the date of grant. Because the value of stock options increases when our stock price increases and are designed to reward sound business decisions that lead to improved long-term performance, stock options align the interests of executive officers with those of stockholders. In addition, because they vest over a four-year period, stock options are intended to help retain our executives and maintain a focus on future success.

The value of each grant reflected an increase in the value of the grant made at time of the spin off. The grant values were intended to be 80% to 90% of long-term incentive opportunities offered by companies in the compensation peer group for the Chief Executive Officer and Chief Financial Officer, and the Towers Perrin 2008 U.S. High-Tech Executive Benchmark Survey and the Radford 2008 Executive Survey for the other Named Executive Officers.

Prior to the 2008 equity grants, the long-term incentive opportunities for our Named Executive Officers, other than Mr. Koehler, were below competitive levels. Similarly, the total direct compensation for our Named Executive Officers (other than Mr. Koehler) was also below the market median levels. For example, the total direct compensation of our Named Executive Officers (other than Mr. Koehler) ranged from 72% to 86% of the market median. Mr. Koehler’s total direct compensation was 114% of the market median because of the sign-on award that he received at the time of the spin-off transaction. Without the benefit of this sign-on award, his total direct compensation would have been 85% of the market median.

Based on this competitive information and, in consultation with SBCG, the Committee approved increased long-term incentive (“LTI”) opportunities for the Named Executive Officers in order to allow LTI opportunities for our Named Executive Officers to progress to median levels over the next several years based on cost and other considerations. The value of the LTI awards was also based in part on the Committee’s assessment of the executives’ general performance during the year and relative roles and responsibilities. The following chart shows the LTI and total direct compensation percentiles of market median for each of our Named Executive Officers after the grant of the 2008 annual LTI awards.

Name	2008 Long-Term Incentive Award Value	Long-Term Incentive Percentile of Market Median	Total Direct Comp. Percentile of Market Median
Michael Koehler	$3,500,000	98%	95%
Stephen Scheppmann	$750,000	84%	96%
Bruce Langos	$700,000	87%	94%
Daniel Harrington	$700,000	87%	92%
Robert Fair	$700,000	80%	85%

The number of shares subject to each executive’s stock option award is determined by dividing the applicable dollar value of the option grant set forth in the table above by the average of closing per-share price of Teradata common stock as listed on the NYSE for the twenty trading days immediately preceding the effective date of the equity award, and the result was divided by the current year’s Black-Scholes valuation factor.

For more information on the 2008 stock option grants for our Named Executive Officers, please refer to the “Grants of Plan-Based Awards” section on page 34 of this proxy statement.

Pull-Forward Awards Granted at Spin Off

In connection with the spin off, NCR granted equity awards to our Named Executive Officers, effective October 1, 2007. These awards are referred to as “pull forward” grants, because: (i) they were primarily made in lieu of NCR’s standard annual equity grants that would have been awarded in March 2008, and (ii) they were made in consideration for our Named Executive Officers’ accepting employment with Teradata following the spin off. The pull-forward grant consisted of stock options and performance-based restricted stock units.

All of the terms of the stock options were established at the time of grant. Moreover, NCR provided that payment of the performance-based restricted stock units would depend on the extent to which Teradata achieves two equally-weighted performance measures during a designated performance period: revenue and operating income. However, NCR did not establish the performance period, the applicable targets for the performance goals or payout schedule for the award. Instead, it decided to let our Committee establish these terms after the spin off.

In March 2008, the Committee established the following cumulative performance goals for the revenue and operating income goals for the performance-based restricted stock units, which will be measured during the period commencing January 1, 2008 and ending December 31, 2010. These performance goals should be evaluated solely in the limited context of our executive compensation program. They are not statements of management’s expectations of our future results or other guidance; investors should not evaluate these targets in any other context.

2008-2010 Cumulative Performance Metrics
Performance Measure (in millions)	25% Payout Level	100% Payout Level (Target)	200% Payout Level
Revenue	$5,220	$6,108	$6,995
Operating Income	$1,017	$1,198	$1,378

The Committee also established the payout formula, which ranges from zero to 200% of the target award opportunity, with the payout percentage based on the extent to which target performance is achieved above the 25% payout level. It also imposes substantial downside risk for the executives, as a failure to attain threshold performance results in no payout.

Payouts of Stub Awards

In connection with the spin off, NCR made certain adjustments to the outstanding performance-based shares that were awarded in 2006 to our Named Executive Officers (other than Mr. Scheppmann, who did not receive any equity grants in 2006 because he was not employed by NCR at that time). Payment of the performance-based restricted shares was based on the extent to which NCR achieved a specified level of Cumulative Net Operating Profit (or CNOP, as defined below), during a three-year performance period starting January 1, 2006 and ending December 31, 2008. No shares would vest unless certain threshold levels of return on capital were achieved.

Part of the 2006 performance-based restricted share awards was canceled and replaced with an award of performance-based restricted stock units with a new CNOP performance measure based on Teradata performance during a performance period that began on October 1, 2007 and ended on December 31, 2008 (the “Stub Awards”). The Stub Awards were granted by Teradata on October 24, 2007. The number of shares of Teradata common stock earned ranged from a threshold of 25% to a maximum of 150% of the performance units granted depending on the extent to which performance was achieved through December 31, 2008. However, no units vest unless Teradata also achieves a minimum level of Return on Capital (as defined below).

Under the Stub Awards, CNOP is defined as Cumulative Net Operating Profit which is determined by multiplying Controllable Capital (as defined below) by 10% (which approximates the weighted average cost of capital), and subtracting this amount from the sum of non-pension operating income (“NPOI”) as reported for each quarterly reporting period during the performance period. By Controllable Capital, we mean: (i) working capital (accounts receivable plus inventory, minus the sum of accounts payable, deferred revenue and customer deposits), (ii) plus the sum of property, plant and equipment, other current assets excluding taxes, and capitalized software, (iii) minus the sum of payroll and employee benefits and other current liabilities excluding taxes and severance. Return on Capital is equal to NPOI divided by Controllable Capital.

At the Committee’s November 26, 2007 meeting, the Committee approved the application of adjustments to the 2007 and 2008 actual results when determining performance under the Stub Awards to account for certain items relating to the spin off, including (i) extraordinary spin-related expenses and public company costs and initiatives, and (ii) one-time changes to Teradata’s revenue and profit targets in light of the carve-out of the Teradata data warehousing business from NCR’s financial statements.

In February 2009, the Committee certified a payout level under the Stub Awards of 85.2% of target, based on the following calculation of CNOP as reconciled to Teradata’s reported operating income during the performance period:

CNOP Calculation for Performance Period from October 1, 2007 to December 31, 2008
(in millions)
Operating Income	$428.5
+ Pension Expense	$8.8
+ Approved Adjustments	$56.9
NPOI	$494.2
– Controllable Capital times 10% (approx. weighted average cost of capital)	$24.3
CNOP	$469.9

Please refer to the “Option Exercises and Stock Vested” section of this proxy statement at page 37 for more information on the payout of the Stub Awards.

Other Benefits

Perquisites

Teradata does not provide perquisites to its executives. Moreover, Teradata does not permit personal use of its corporate aircraft by Company employees. As set forth in the Summary Compensation Table on page 31, while employed as executive officers of NCR, Messrs. Koehler and Langos were eligible to participate in NCR’s executive medical and financial counseling programs. These programs were discontinued at the time of the spin off. The incremental costs to NCR associated with providing perquisites to each of Messrs. Koehler and Langos in 2007 are described below in the footnotes to the Summary Compensation Table.

Expatriate Assignment Tax Payments

While employed by NCR as the Solutions Vice President, Western Europe and Middle East Africa of the Teradata Division, Mr. Harrington assumed an international assignment role in the United Kingdom from April 1999 through June 2005, repatriating to the United States on June 30, 2005. In consideration of this international assignment, NCR offered its standard tax equalization program to Mr. Harrington. This ongoing obligation was transferred to Teradata in connection with the spin off from NCR. Due to administrative delays in gathering information necessary to prepare tax returns for the periods covered by his international assignment, the Company paid $274,034 in taxes, interest and penalties (including related tax gross-ups) to Mr. Harrington in 2008 pursuant to the tax equalization program.

Retirement Benefits

Teradata does not maintain a pension plan or any other type of defined benefit retirement plan. However, all U.S. employees, including our Named Executive Officers, are entitled to defer compensation and receive corresponding Company contributions under our 401(k) Savings Plan.

Change in Control Severance Plan

In preparation for the spin off, the board of directors of NCR Corporation (the “NCR Board”) adopted a change in control severance plan for Teradata similar to the plan offered by NCR, which was ratified by our board in September 2007. We believe that the change in control severance plan will help us to retain our Named Executive Officers by reducing the personal uncertainty that arises from the possibility of a future business combination and to promote objectivity and neutrality in the consideration or pursuit of change in control transactions that are in the best interests of Teradata and our stockholders. We have selected objective criteria to determine whether a change in control has occurred for purposes of the plan, in order to reduce the likelihood of a dispute in the event of a change in control and to help ensure that the agreements are triggered only under circumstances where a true transfer of control or ownership has occurred.

In addition, the Teradata change in control severance plan provides for the “double trigger” vesting of equity compensation awards that are assumed in the transaction, which means that both a change in control and a termination of employment must occur in order for a Named Executive Officer’s equity compensation awards to accelerate in connection with a change in control. This design was used because it will serve our retention goals upon a change in control better than so-called “single trigger” vesting, which would require only a change in control for awards to accelerate.

The plan provides for separation payments and benefits to our executives based on the plan level, or “tier,” to which the executive is assigned by the Committee. These different benefit levels were determined by the Compensation and Human Resource Committee of the NCR Board at the time of the spin off to represent market practice. Since that time, the Committee reviewed these benefit levels versus our compensation peer group and concluded that the benefit levels continue to be in line with the market practice of our compensation peer group.

More information on the change in control severance plan, including the estimated payments and benefits payable to the Named Executive Officers assuming a triggering event under this plan, is provided under the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Other Severance Arrangement

The offer letter provided to Mr. Koehler in connection with the spin off contains a severance arrangement that became effective upon the spin off. The severance arrangement provides that, in the event the Company terminates Mr. Koehler’s employment other than for “cause” or if he were to resign for “good reason” (as such terms are defined in the Company’s change in control severance plan), he would receive:

•	A payment equal to 150% of the sum of his annual base salary and target annual incentive opportunity;

•	A payment equal to a pro-rata portion of his annual incentive opportunity for the year in which the termination occurs; and

•	Medical benefits for a period of eighteen months for himself and his dependents equal to the level he received during his employment.

This agreement was negotiated between NCR and Mr. Koehler in connection with the spin-off transaction. It was considered to be competitive and reflective of the fact that the employment market for Mr. Koehler has more limited opportunities for comparable employment if he were terminated due to circumstances beyond his reasonable control. Further information concerning Mr. Koehler’s offer letter is found in the “Employment Agreements and Material Employment Terms” and “Potential Payments Upon Termination or Change in Control” sections of this proxy statement.

Equity Ownership Guidelines

Following the spin off, the Committee adopted revised stock ownership guidelines for our executive officers, including the Named Executive Officers, which operate to align the interests of our management and stockholders by encouraging executives to accumulate a meaningful stake in our common stock. The guidelines encourage the Named Executive Officers to accumulate ownership of common stock equal to three times base salary (five times base salary in the case of our CEO) over a period of five years, with the expectation that such level of ownership will be maintained while they are in their positions. For these purposes, ownership includes shares owned outright by the executive, interests in restricted stock, stock acquired through our employee stock purchase plan, and investments in Teradata stock through our 401(k) plan. Stock options and performance-based restricted stock/units are not taken into consideration in meeting the ownership guidelines.

The guidelines are intended to ensure that our executive officers maintain an equity interest in the Company at a level sufficient to assure our stockholders of their commitment to value creation while satisfying an individual’s needs for portfolio diversification. Given that the ownership guidelines were established in late 2007, none of the executive officers has met the ownership levels under the guidelines; however, they are generally on track to reach their respective levels at the end of the five-year period set forth in the guidelines.

Tax Deductibility Policy

Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1,000,000 annually is not deductible for federal income tax purposes unless it is awarded pursuant to a performance-based plan approved by stockholders. We believe that most of the incentive compensation (all but approximately $900,000) paid in 2008 to our executive officers, including the Named Executive Officers, qualifies as performance-based compensation for purposes of Section 162(m) and, thus, is fully deductible for federal income tax purposes by Teradata. While we generally try to ensure the deductibility of the incentive compensation paid to our executive officers, the Committee has not adopted a policy that requires all compensation to be deductible because we want to preserve the ability to award cash or equity compensation to an executive that is not deductible under Section 162(m) if we believe that it is in our stockholders’ best interests.

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation paid to, or earned by, each of our Named Executive Officers for the fiscal year ended December 31, 2008 and the prior two fiscal years. Teradata was operated as a division of NCR until September 30, 2007, the effective date of Teradata’s spin off from NCR. Accordingly, for 2006 and 2007, the Summary Compensation Table reflects compensation paid to the Named Executive Officers by both Teradata and NCR. The narrative following the table describes current employment agreements and material employment terms with each of our Named Executive Officers, as applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Michael Koehler	2008	700,000	315,000	1,335,141	1,009,907	—	—	14,236	3,374,284
President and Chief Executive Officer	2007	538,288	—	1,132,593	380,075	451,502	—	39,046	2,541,504
	2006	417,000	—	852,963	259,156	332,150	175,405	27,682	2,064,356

Stephen Scheppmann (1)	2008	412,000	139,050	201,384	267,737	—	—	13,017	1,033,188
Executive Vice President and Chief Financial Officer	2007	143,353	107,153	49,818	53,963	—	—	1,434	355,721

Bruce Langos	2008	360,000	121,500	470,428	277,846	—	—	13,142	1,242,916
Chief Operations Officer	2007	337,851	—	406,331	196,573	362,268	—	29,994	1,333,017
	2006	235,119	—	150,551	104,534	122,455	49,046	22,636	684,341

Daniel Harrington	2008	360,000	121,500	447,750	220,885	—	—	286,639	1,436,774
Executive Vice President, Technology and Support Services	2007 2006	295,816 266,300	— —	426,490 171,180	144,804 106,763	280,521 123,256	— 35,980	6,982 4,177	1,154,613 707,656

Robert Fair	2008	360,000	121,500	426,929	220,391	—	—	12,830	1,141,650
Executive Vice President, Global Field Operations	2007 2006	295,822 266,309	— —	370,922 182,664	145,341 102,463	242,988 98,608	— 33,898	5,341 7,850	1,060,414 691,792

(1)	Mr. Scheppmann was hired as the Company’s Executive Vice President and Chief Financial Officer in September 2007.

(2)	This column reflects the 2008 cash bonus paid to our Named Executive Officers under the Teradata Corporation Management Incentive Plan (“MIP”). For more information concerning the bonuses, see the Annual Incentives (Annual Bonus Awards) discussion in the Compensation Discussion and Analysis section beginning on page 20 of this proxy statement.

(3)	These columns show the aggregate dollar amount recognized for financial statement reporting purposes for 2008 with respect to outstanding equity awards (amounts attributable to performance-based restricted stock units, time-based restricted stock units, and restricted stock are reported in the “Stock Awards” column, and amounts attributable to options are reported in the “Option Awards” column). The amounts relate to awards granted in 2008 and in prior years. The aggregate dollar amount was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“FAS 123R”); however, the calculations disregard the estimate of forfeitures related to service-based vesting conditions. See Note 6 of the Notes to Consolidated Financial Statements contained in Teradata’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”) for an explanation of the assumptions made by Teradata in the valuation of the awards listed in the “Stock Awards” column. The following table includes the assumptions used to calculate the valuation of the awards listed in the “Option Awards” column.

Year of Grant	Assumptions
	Volatility (%)	Expected Holding Period (years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
2004 (NCR)	45	5.0	2.99	—
2005 (NCR)	36	5.0	4.04	—
2006 (NCR)	34.9	5.3	4.58	—
2007 (NCR)	32.5	5.0	4.52	—
2007 (Teradata)	39.7	6.3	4.30	—
2008 (Teradata)	33.3	6.3	1.90	—

For information about equity awards made in 2008, see the Grants of Plan-Based Awards section beginning on page 34 of this proxy statement.

(4)	This column shows the annual incentives earned by each Named Executive Officer for 2007 under the MIP and, for 2007 and 2006, under the MIP and other Teradata and NCR incentive compensation plans prior to their appointment as executive officers of Teradata. The annual incentive awards earned by the Named Executive Officers under the MIP for 2008 are reflected in the “Bonus” column of this table.

(5)	Teradata does not provide any pension benefits in the United States and does not maintain any non-qualified deferred compensation plans. The amounts reported for 2006 reflect the pension benefits accrued, if any, while employed at NCR.

(6)	The amounts reported in this column for 2008 include the following amounts:

•

the dollar value of premiums paid by Teradata in 2008 with respect to life insurance for the benefit of Messrs. Koehler, Scheppmann, Langos, Harrington, and Fair was $2,736, $1,879, $1,642, $1,642, and $1,642, respectively;

•

the dollar value of contributions made by Teradata in 2008 to our 401(k) plan on behalf of each of Messrs. Koehler, Scheppmann, Langos, Harrington, and Fair was $11,500, $11,139, $11,500, $10,964, and $11,189, respectively; and

•	for Mr. Harrington only, $274,034 in tax equalization payments, including taxes, interest, penalties and related tax gross- ups, made in connection with his prior expatriate assignment at NCR.

The amounts reported for 2006 and 2007 with respect to Messrs. Koehler and Langos also reflect the perquisites received while employed at NCR.

Employment Agreements and Material Employment Terms

In connection with the spin off of Teradata from NCR, in August 2007, each of the Named Executive Officers received an offer letter to join Teradata. Each letter agreement sets forth, among other things, the following terms relating to the officer’s employment as of the spin off: (i) annual base salary and annual incentive award opportunity; (ii) the terms of the equity grant awarded to the Named Executive Officer in connection with the spin off; (iii) a statement of eligibility for participation in the Company’s change in control severance plan; and (iv) a statement of the vacation and health and welfare benefits available to each officer. In addition, by accepting the terms of the letter, each Named Executive Officer agreed to the following covenants during and for twelve months following his termination of employment, unless such covenants are waived by the board: (x) not to render services directly or indirectly to a competing organization, (y) not to directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of Teradata to terminate his employment with or otherwise cease his relationship with Teradata; and (z) not to solicit the business of any firm or company, including customers, with which the officer worked during the last two years of employment. Because the offer letters for Messrs. Koehler and Scheppmann contain additional provisions, they are described in more detail below.

Under the terms of the offer letter with Mr. Koehler, he serves as President and Chief Executive Officer of Teradata. The offer letter also provides that he will receive, as of the spin off, an annual base salary of $700,000 and an annual bonus target of 100% of his annual base salary, with the ability to earn up to 200% of annual base salary depending on performance. Mr. Koehler’s offer letter also states that he would receive an equity grant in 2007 with a grant date value of $4.5 million, approximately $1.5 million of which consisted of a sign-on award. In addition, the letter establishes the terms of his severance benefits upon a qualifying termination prior to a change in control and specifies that he is eligible to participate as a Tier I participant in the Company’s change in control severance plan. Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits that Mr. Koehler is entitled to receive under his offer letter in connection with his termination of employment.

Under the terms of Mr. Scheppmann’s offer letter, he serves as Executive Vice President and Chief Financial Officer of Teradata with an annual base salary of $412,000 as of the spin off. The offer letter states that for 2007 he would receive (i) a pro-rated annual bonus guaranteed at an amount equal to at least 75% of his annual base salary, with the ability to earn up to 150% of annual base salary depending on performance, (ii) a hiring grant of Teradata equity with a grant date value of $800,000, and (iii) an initial post-spin grant of Teradata equity with a grant date value of $600,000. In addition, the letter specifies that Mr. Scheppmann will be eligible to participate as a Tier II participant in our change in control severance plan.

Grants of Plan-Based Awards

The following table summarizes information for each Named Executive Officer regarding (i) estimated payouts that could have been earned under the 2008 annual bonus program under the MIP, and (ii) stock options granted in 2008.

Name	Grant Date	Approval Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value of Stock and Option Awards (5)
			Threshold ($)	Target ($)	Maximum ($)	(#)	($/Sh)	($)
Michael Koehler
MIP			350,000	700,000	1,400,000
Options	12/02/2008	12/02/2008				679,612	13.77	3,606,672
Stephen Scheppmann
MIP			154,500	309,000	618,000
Options	12/02/2008	12/01/2008				145,631	13.77	772,858
Bruce Langos
MIP			135,000	270,000	540,000
Options	12/02/2008	12/01/2008				135,922	13.77	721,332
Daniel Harrington
MIP			135,000	270,000	540,000
Options	12/02/2008	12/01/2008				135,922	13.77	721,332
Robert Fair
MIP			135,000	270,000	540,000
Options	12/02/2008	12/01/2008				135,922	13.77	721,332

(1)	The Compensation Committee approves the annual equity awards for our Named Executive Officers other than Mr. Koehler. In consultation with the Compensation Committee, the independent members of the board approve Mr. Koehler’s annual equity award. The grant date of the annual equity awards is the date the independent members of the board approve Mr. Koehler’s annual equity award, which is the day immediately following the annual awards meeting of the Compensation Committee.

(2)	The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the 2008 annual bonus program under the MIP when the performance goals were established by the Compensation Committee. The minimum level of performance under this program was not met in 2008, and no amounts were awarded under the program. However, the Compensation Committee awarded the Named Executive Officers cash bonuses as described in more detail in the Annual Incentives (Annual Bonus Awards) discussion in the Compensation Discussion and Analysis section beginning on page 20 of this proxy statement. The actual amounts of the annual incentive awards earned under the MIP for 2008 are reflected in the “Bonus” column in the Summary Compensation Table.

(3)	Reflects the number of common shares that may be issued to the Named Executive Officers on exercise of stock options granted in 2008. These options vest in four equal installments on the first four anniversaries of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates upon the executive’s death or disability. Upon a change in control, the vesting of the option depends on whether it is assumed by the surviving entity. If the option is not assumed by the surviving entity, then vesting accelerates upon the change in control. If the option is assumed, then vesting accelerates if the executive’s employment is terminated without “cause,” or the executive terminates his employment for “good reason,” within twenty-four months after the change in control.

(4)	Reflects the exercise price for each stock option reported in the table, which equals the fair market value of the underlying shares on the date of grant.

(5)	Reflects the grant date fair value, as determined in accordance with FAS 123R, of the stock options listed in the table. See footnote 3 of the Summary Compensation Table on page 32 of this proxy statement for the assumptions used to calculate the grant date fair value.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each Named Executive Officer with respect to (i) each option to purchase the Company’s common stock that had not been exercised and remained outstanding as of December 31, 2008, and (ii) each award of restricted stock and restricted stock units that had not vested and remained outstanding as of December 31, 2008. The information for awards granted by NCR prior to the spin off reflects the equitable adjustments to the number and type of shares and the exercise price that occurred in connection with that transaction.

	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) (1)	Number of Securities Underlying Unexercised Options (#) (2)	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (7)
Name		Exercisable	Unexercisable
Michael Koehler	12/2/2008		679,612	13.77	12/1/2018
	10/1/2007	57,096	171,290	27.98	9/30/2017			80,415	1,192,554
	3/1/2007	9,193	27,583	24.87	2/28/2017			14,759	218,876
	2/13/2006	19,360	19,362	20.84	2/12/2016
	3/1/2005	21,773	7,258	21.01	2/28/2015	1,614	23,936
	3/1/2004	18,552		12.21	2/28/2014
	8/4/2003	10,515		7.37	8/2/3013
Stephen Scheppmann	12/2/2008		145,631	13.77	12/1/2018
	10/1/2007	20,300	60,903	27.98	9/30/2017	10,722	159,007	10,722	159,007
Bruce Langos	12/2/2008		135,922	13.77	12/1/2018
	10/1/2007	5,709	17,130	27.98	9/30/2017			8,041	119,248
	3/1/2007	8,580	25,745	24.87	2/28/2017			13,775	204,283
	9/6/2006	6,848	6,847	18.42	9/5/2016
	5/29/2006	11,731	11,730	21.39	5/28/2016
	2/13/2006	4,609	4,611	20.84	2/12/2016
	3/1/2005	5,826	1,943	21.01	2/28/2015	165	2,447
	3/1/2004	13,172		12.21	2/28/2014
	8/4/2003	5,565		7.37	8/3/2013
	2/3/2003	2,782		5.22	2/1/2013
	7/29/2002	2,782		6.86	7/28/2012
	1/24/2002	5,565		11.11	1/23/2012
Daniel Harrington	12/2/2008		135,922	13.77	12/1/2018
	10/1/2007	6,344	19,032	27.98	9/30/2017			8,935	132,506
	3/1/2007	2,451	7,355	24.87	2/28/2017			3,935	58,356
	1/1/2007					9,276	137,563
	11/1/2006	12,366	6,186	22.31	10/31/2016	6,494	96,306
	2/13/2006	6,145	6,147	20.84	2/12/2016
	3/1/2005	8,622	2,876	21.01	2/28/2015	468	6,940
	3/1/2004	6,805		12.21	2/28/2014
	8/4/2003	4,330		7.37	8/3/2013
	1/3/2000					7,777	115,333
Robert Fair	12/2/2008		135,922	13.77	12/1/2018
	10/1/2007	6,344	19,032	27.98	9/30/2017			8,935	132,506
	3/1/2007	2,451	7,355	24.87	2/28/2017			3,935	58,356
	11/1/2006	12,367	6,185	22.31	10/31/2016	6,493	96,291
	2/13/2006	6,145	6,147	20.84	2/12/2016
	3/1/2005	8,622	2,876	21.01	2/28/2015	468	6,940
	3/1/2004	22,263		12.21	2/28/2014
	8/4/2003	11,131		7.37	8/3/2013
	2/3/2003	11,131		5.22	2/2/2013
	7/29/2002	13,914		6.86	7/28/2012
	1/24/2002	13,914		11.11	1/23/2012
	1/26/2001	29,684		11.99	1/25/2011

(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2008.

(2)	This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2008. The remaining vesting dates and vesting schedule for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule
3/1/2005	3/1/2009	25% vests each year for four years after the date of grant
2/13/2006	2/13/2009, 2/13/2010	25% vests each year for four years after the date of grant
5/29/2006	5/29/2009, 5/29/2010	25% vests each year for four years after the date of grant
9/6/2006	9/6/2009, 9/6/2010	25% vests each year for four years after the date of grant
11/1/2006	11/1/2009	33 1/3% vests each year for three years after the date of grant
3/1/2007	3/1/2009, 3/1/2010, 3/1/2011	25% vests each year for four years after the date of grant
10/1/2007	10/1/2009, 10/1/2010, 10/1/2011	25% vests each year for four years after the date of grant
12/2/2008	12/2/2009, 12/2/2010, 12/2/2011, 12/2/2012	25% vests each year for four years after the date of grant

(3)	This column shows the exercise price for each stock option reported in the table, which equaled the fair market value per share of the shares underlying each option on the date of grant.

(4)	This column shows the aggregate number of restricted shares and restricted stock units outstanding as of December 31, 2008. The remaining vesting dates and vesting percentage for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule
1/3/2000	4/30/2018	100% vests on 55th birthday
3/1/2005	3/1/2009	100% vests four years from date of grant
5/29/2006	5/29/2009	100% vests three years from date of grant
9/6/2006	9/6/2009	100% vests three years from date of grant
11/1/2006	11/1/2009	100% vests three years from date of grant
1/1/2007	1/1/2010	100% vests three years from date of grant

(5)	This column shows the aggregate dollar value of the restricted stock and stock unit awards using the closing stock price on December 31, 2008 of $14.83 per share.

(6)	This column shows the aggregate number of shares payable under the performance-based restricted stock unit awards as of December 31, 2008, assuming target performance for all awards. The payouts of the awards for the performance period from October 1, 2007 to December 31, 2008 are reflected in the Option Exercises and Stock Vested table. The corresponding performance periods for each outstanding award are as follows:

Grant Date	Performance Period
10/01/2007	1/1/2008 to 12/31/2010
3/01/2007	10/01/2007 to 12/31/2009
(7)	This column shows the aggregate dollar value of the performance-based restricted stock unit awards using the closing stock price on December 31, 2008 of $14.83 per share.

Option Exercises and Stock Vested

The following table sets forth information for each Named Executive Officer with respect to (i) the vesting of restricted stock and stock unit awards during 2008, and (ii) the vesting of performance-based restricted stock units during 2008:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Michael Koehler	—	—	70,873 (2)	1,184,862
Stephen Scheppmann	—	—	—	—
Bruce Langos	—	—	26,798	454,106
Daniel Harrington	—	—	24,765	485,046
Robert Fair	—	—	27,549	415,047

(1)	The value realized on vesting equals the number of shares acquired multiplied by the closing market price of the Company’s common stock on the acquisition date. The value includes amounts attributable to the payout of the performance-based restricted stock units for the performance period commencing October 1, 2007 and ending December 31, 2008. These awards technically “vest” only if the executive remains employed with Teradata and our affiliates through the date that the performance results are certified (i.e., February 27, 2009). Although the awards technically vested in 2009, we have disclosed them in this table for 2008 because they relate to a performance period that ended in 2008, and the Named Executive Officers earned the awards because they remained employed through the certification date.

(2)	For Mr. Koehler, the amount includes 5,963 shares granted to him on January 1, 1996, when NCR was a wholly-owned subsidiary of AT&T Corp. The awards vested for tax purposes when Mr. Koehler turned age 55 in 2008 and carried a unique transfer restriction which prohibited transfer of the shares until he reached age 62. The Compensation Committee elected to remove the transfer restriction as it was immaterial, obsolete and did not serve to further the Company’s interests. Therefore, the shares were released to Mr. Koehler in 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Background

Teradata has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide compensation and benefits to each of the Named Executive Officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each Named Executive Officer in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2008, along with other material assumptions noted below. The actual amounts that would be paid to a Named Executive Officer upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a Named Executive Officer has earned prior to the applicable triggering event, such as equity awards that had previously vested in accordance with their terms or vested benefits otherwise payable under our retirement plans and programs. As a result, the estimates do not provide information on the payout of the annual incentive awards under the MIP as these awards were earned under such plan as of December 31, 2008, subject to Compensation Committee approval, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the Outstanding Equity Awards at Fiscal Year-End table for a complete summary of each Named Executive Officer’s vested equity awards and the Summary Compensation Table for the annual incentive bonuses earned by our Named Executive Officers in 2008.

Treatment of Equity Awards

Under the Teradata Corporation 2007 Stock Incentive Plan and related award agreements, including those with our Named Executive Officers, Teradata equity awards may have different vesting treatments based on a change in employment status or a change in control. The vesting treatment described below is conditioned upon the participant’s compliance with a non-competition and non-solicitation provision for at least a twelve-month period, as well as a confidentiality provision. Teradata’s restricted stock units and performance-based restricted stock units generally pay out upon vesting. However, in some circumstances, Section 409A of the Internal Revenue Code imposes restrictions on the payment of restricted stock units and performance-based restricted stock units. Thus, to the extent necessary to comply with Section 409A and avoid triggering adverse tax consequences to Teradata’s executives, payment of vested restricted stock units and performance-based restricted stock units may be delayed until termination of employment, six months after termination of employment, or the end of the scheduled performance period.

Situation	Restricted Stock or Restricted Stock Units	Performance-Based Restricted Stock Units	Stock Options

Death and Long-term Disability (“LTD”)	Awards vest in full upon the date of death or LTD	A pro-rata portion of the stock, calculated as of the date of death or LTD, will continue to vest and pay out at the end of the performance period based on actual results	Awards vest in full upon the date of death or LTD. Awards granted in 2008 remain exercisable until the later of the expiration of the ten-year term or three years after death or LTD. Awards granted in 2006 and 2007 remain exercisable until the later of the expiration of the ten-year term or (a) one year after death or LTD, if death or LTD occurs prior to age 55, or (b) three years after death or LTD, if death or LTD occurs on or after age 55. Awards granted prior to 2006 remain exercisable for the remainder of the ten-year term.

Retirement	A pro-rata portion will become fully vested as of date of retirement (but awards granted prior to 2006 will be forfeited)	A pro-rata portion of the stock, calculated as of the date of retirement, will continue to vest and pay out at the end of the performance period based on actual results	For awards granted in 2006 and later, unvested awards are forfeited. Vested awards expire the earlier of three years following retirement date or the expiration date. For awards granted prior to 2006, vesting is accelerated upon retirement and awards remain exercisable for the remainder of the ten-year term.

Situation	Restricted Stock or Restricted Stock Units	Performance-Based Restricted Stock Units	Stock Options

Termination due to Reduction in Force (“RIF”)	A pro-rata portion will become fully vested as of date of RIF (but awards granted prior to 2006 will be forfeited)	A pro-rata portion of the stock, calculated as of the date of RIF, will continue to vest and pay out at the end of the performance period based on actual results	Unvested awards are forfeited. Vested awards expire the earlier of one day prior to sixty days post termination or the expiration date.

Voluntary Resignation	Award is forfeited	Award is forfeited	Unvested awards are forfeited. Vested awards expire the earlier of the fifty-ninth day after termination or the expiration date.

Involuntary Termination for Cause	Award is forfeited	Award is forfeited	Award is forfeited. For awards granted prior to 2006, unvested awards are forfeited. Vested awards expire the earlier of one day prior to sixty days post termination or the expiration date.

Change in Control (“CIC”)	If the award is not assumed by the surviving entity, then vesting accelerates upon the CIC. If the award is assumed, then vesting accelerates if the executive’s employment is terminated without “cause,” or the executive terminates his employment for “good reason,” within twenty-four months after the CIC. Awards granted prior to 2006 will be forfeited.

Prior to First Anniversary. If the CIC occurs on or prior to the first anniversary of the date of grant and the award is not assumed, then the award will vest at target, without pro-ration. But if the award is assumed, then the award will vest at target at the end of the performance period, provided that the executive remains employed through that date (or his earlier termination without “cause” or for “good reason” within twenty-four months after the CIC).

After First Anniversary. If the CIC occurs after the first anniversary of the date of grant and the award is not assumed, then the award will vest based on actual performance through the end of the calendar year immediately preceding the change in control, without pro-ration. But if the award is assumed, then the award will vest based on actual performance at the end of the performance period, provided that the executive remains employed through that date (or his earlier termination without “cause” or for “good reason” within twenty-four months after the CIC).

If the option is not assumed by the surviving entity, then vesting accelerates upon the CIC. If the option is assumed, then vesting accelerates if the executive’s employment is terminated without “cause”, or the executive terminates his employment for “good reason”, within twenty-four months after the CIC. Awards granted prior to 2006 vest in full.

For purposes of the above, the terms “good reason” and “change in control” have the meanings provided under the Change in Control Severance Plan described below. The term “cause” generally means (i) conviction of a felony, (ii) dishonesty in the course of fulfilling the executive’s duties, (iii) failure to perform substantially the executive’s duties in any material respect, or (iv) a material violation of the Company’s ethics and compliance program. The term “retirement” generally means termination with Teradata and its affiliates on or after age 55.

Offer Letter with Mr. Koehler

Under his offer letter, in the event that, prior to a change in control, Mr. Koehler’s employment is terminated by Teradata without “cause” or by Mr. Koehler for “good reason,” Mr. Koehler will be entitled to receive a severance payment equal to 1.5 times his annual base salary and target bonus, a pro-rated bonus based on actual achievement for the year of termination and continued medical benefits for eighteen months, subject to his execution and non-revocation of a release. The terms “cause” and “good reason” have the meanings provided in the Change in Control Severance Plan described below.

Change in Control Severance Plan

Each Named Executive Officer participates in the Teradata Change in Control Severance Plan. Under this plan, if the executive’s employment is terminated by us other than for “cause”, death or disability or if the executive resigns for “good reason” within two years after a “change in control” (or within six months prior to a change in control, if the executive can demonstrate that the termination occurred in connection with a change in control), then Teradata or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 3.0 times for Mr. Koehler, and 2.0 times for the other Named Executive Officers, of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the average annual incentive earned for the prior three years;

•	A lump sum payment equal to a pro-rata portion of the average annual incentive earned for the prior three years;

•	Continued medical, dental and life insurance coverage for three years for Mr. Koehler and two years for the other Named Executive Officers;

•	Continued outplacement and financial counseling services, if such services are offered at such time, for one year; and

•

A “conditional gross-up” for excise and related taxes in the event the severance compensation and other payments or distributions to a Named Executive Officer, whether pursuant to our change in control severance plan or otherwise, would constitute “excess parachute payments,” as defined in Section 280G of the Internal Revenue Code. The tax gross-up will be provided if the aggregate parachute value of all severance and other change in control payments to the executive exceeds 110% of the maximum amount that may be paid under Section 280G of the Internal Revenue Code without imposition of an excise tax. If the parachute value of an executive’s payments does not exceed the 110% threshold, the executive’s payments will be reduced to the extent necessary to avoid imposition of the excise tax on “excess parachute payments.”

The plan provides that upon termination of employment, each participant is prohibited from soliciting employees of Teradata for a one-year period and is subject to confidentiality restrictions. Moreover, each participant is required to sign a release of all claims against the Company prior to receiving severance benefits under the plan.

For purposes of the plan, the term “cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the company. The term “good reason” generally means (i) a reduction in duties or reporting requirements, (ii) a reduction in base salary, (iii) failure to pay incentive compensation when due, (iv) a reduction in target or maximum incentive opportunities, (v) a failure to continue the equity award or other employee benefit programs, (vi) a relocation of an executive’s office by more than forty miles (provided that it also increases his commute by more than 20 miles), or (vii) failure to require a successor to assume the plan.

The term “change in control” generally means any of the following: (i) an acquisition of 30% or more of our stock by any person or group, other than the Company, our subsidiaries or employee benefit plans; (ii) a change in the membership of our Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any one of the following is true – our old stockholders do not hold at least

50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or the members of our Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation of the Company.

Death or Disability

Based on the above, we would have provided each Named Executive Officer or his beneficiary with the following estimated payments or benefits had he died or become disabled on December 31, 2008.

Executive	Life Insurance ($) (1)	Disability Payments ($) (2)	Stock Options ($) (3)	Restricted Stock, Restricted Stock Units & Performance-Based Restricted Stock Units ($) (3)	Total ($)
Michael Koehler	1,500,000	674,095	720,389	543,052	3,437,535
Stephen Scheppmann	824,000	505,244	154,369	159,007	1,642,620
Bruce Langos	720,000	540,000	144,077	155,687	1,189,764
Daniel Harrington	1,938,000	512,302	144,077	432,731	3,027,110
Robert Fair	1,103,400	512,302	144,077	179,820	1,939,600
(1)	Proceeds would be payable by a third-party insurer. Benefits provided to Named Executive Officers upon death depend on the individual level of benefits chosen by the Named Executive Officer during the annual benefits enrollment process. The Named Executive Officers receive the same company-provided life insurance coverage as is generally offered to Teradata employees. The coverage is 200% of base salary for life insurance. Each employee has the option of choosing a higher level of coverage at his or her own expense. Messrs. Scheppmann and Langos each opted for core coverage for 2008, while Messrs. Koehler, Harrington and Fair opted for higher coverage.

(2)

Benefits provided to Named Executive Officers upon disability depend on the individual level of benefits chosen by the Named Executive Officer during the annual benefits enrollment process. The Named Executive Officers receive the same short-term and long-term disability coverage as is generally offered to Teradata employees. The core coverage is (i) for short-term disability, 100% of base salary for two to eighteen weeks depending on years of service and 66 2/3% of base salary for the remainder of a twenty-six week period, and (ii) for long-term disability, 50% of base salary (up to a maximum monthly payment of $15,000) for the duration of an employee’s long-term disability. Each employee has the option of choosing a higher level of coverage at his or her own expense. Messrs. Koehler, Scheppmann and Fair each opted for core coverage for 2008, while Messrs. Harrington and Langos opted for higher coverage. The payments above assume maximum payout based on each Named Executive Officers’ coverage elections for twenty-six weeks of short-term disability plus two years of long-term disability.

(3)	Equity valuations are based on a closing price of our stock on December 31, 2008 of $14.83. Valuations of the performance-based equity awards are based on assumed performance at the target level.

Retirement

Based on the above, we would have provided each Named Executive Officer with the following estimated payments if he had retired from the Company or its affiliates on December 31, 2008.

Executive	Restricted Stock, Restricted Stock Units & Performance-Based Restricted Stock Units ($) (1), (2)	Total ($)
Michael Koehler	519,116	519,116
Stephen Scheppmann	—	—
Bruce Langos	153,240	153,240
Daniel Harrington	—	—
Robert Fair	—	—
(1)	Equity valuations are based on a closing price of our stock on December 31, 2008 of $14.83. Valuations of the performance-based equity awards are based on assumed performance at the target level.

(2)	Messrs. Scheppmann, Harrington and Fair were not eligible for retirement (age 55) on December 31, 2008.

Reduction-in-Force Severance

Based on the above, each Named Executive Officer would have been entitled to the following estimated payments and benefits from Teradata if, on December 31, 2008, the Company terminated the executive’s employment in connection with a reduction-in-force prior to, or more than two years after, a change in control.

Executive	Cash ($) (1)	Restricted Stock, Restricted Stock Units & Performance-Based Restricted Stock Units ($) (2)	Welfare Benefits ($)	Out- placement Counseling ($)	Total ($)
Michael Koehler	2,100,000	519,116	14,561	10,000	2,643,677
Stephen Scheppmann	206,000	66,253	—	10,000	282,253
Bruce Langos	180,000	153,240	—	10,000	343,240
Daniel Harrington	180,000	237,852	—	10,000	427,852
Robert Fair	180,000	146,132	—	10,000	436,132
(1)	The cash severance payment would be payable to Mr. Koehler under the terms of his offer letter. The amount does not reflect Mr. Koehler’s pro-rata bonus for the year of termination. This is because we are required to assume a termination date of December 31, 2008. On this date, he would have already earned his 2008 bonus regardless of whether he terminated employment. Please refer to the “Bonus” column of the Summary Compensation Table for Mr. Koehler’s 2008 bonus. Amounts for the Named Executive Officers other than Mr. Koehler are based on cash payments that would be paid under the Company’s reduction in force programs that are generally available to salaried employees.

(2)	Equity valuations are based on a closing price of our stock on December 31, 2008 of $14.83.

Termination without Cause or Termination for Good Reason

Based on the above, each Named Executive Officer would have been entitled to the following estimated payments and benefits from Teradata if, on December 31, 2008, the Company terminated the executive’s employment without “cause” (other than in connection with a reduction-in-force) or the executive terminated his employment for “good reason,” in either case either prior to, or more than two years after, a change in control.

Executive	Cash ($)	Restricted Stock, Restricted Stock Units & Performance- Based Restricted Stock Units ($)	Welfare Benefits ($)	Total ($)
Michael Koehler (1)	2,100,000	—	14,561	2,114,561
Stephen Scheppmann	—	—	—	—
Bruce Langos	—	—	—	—
Daniel Harrington	—	—	—	—
Robert Fair	—	—	—	—
(1)	Amounts shown would be payable to Mr. Koehler under the terms of his offer letter. The amount does not reflect Mr. Koehler’s pro-rata bonus for the year of termination. This is because we are required to assume a termination date of December 31, 2008. On this date, he would have already earned his 2008 bonus regardless of whether he terminated employment. Please refer to the “Bonus” column of the Summary Compensation Table for Mr. Koehler’s 2008 bonus.

Change in Control (without a Termination of Employment)

Based on the above, each Named Executive Officer would have been entitled to the following estimated payments and benefits from Teradata or its successor in the event that a “change in control” occurred on December 31, 2008.

Executive	Stock Options ($) (1)	Restricted Stock, Restricted Stock Units & Performance- Based Restricted Stock Units ($) (1)	Total ($)
Michael Koehler	720,389	1,411,430	2,131,819
Stephen Scheppmann	154,369	159,007	313,376
Bruce Langos	144,077	323,531	467,609
Daniel Harrington	144,077	424,731	568,809
Robert Fair	144,077	287,153	431,231

(1)	Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 31, 2008 of $14.83; and (ii) the awards are not assumed in the corporate transaction, vest immediately prior to the change in control and are cashed out. Valuations of the performance-based equity awards are based on assumed performance at the target level.

Qualifying Termination within Two Years after a Change in Control

Based on the above, each Named Executive Officer would have been entitled to the following estimated payments and benefits from Teradata or its successor if a “change in control” occurred on December 31, 2008, and the Company or its affiliates terminated the executive’s employment without “cause” or the executive terminated his employment for “good reason” immediately following such change in control. These benefits would be in addition to the share-based compensation payments and benefits described in the change in control table immediately above.

Executive	Cash ($) (1)	Welfare Benefits ($)	Out- placement Counseling ($)	Excise Tax Gross-Up ($) (2)	Total ($)
Michael Koehler	4,165,783	29,121	10,000	—	4,204,904
Stephen Scheppmann	1,442,000	23,505	10,000	578,636	2,054,141
Bruce Langos	1,260,000	17,226	10,000	—	1,287,226
Daniel Harrington	1,260,000	23,031	10,000	—	1,293,031
Robert Fair	1,260,000	23,031	10,000	—	1,293,031
(1)	The amount does not reflect a pro-rata bonus for 2008. This is because we are required to assume a termination date of December 31, 2008. On this date, each executive would have already earned a bonus for 2008 regardless of whether he terminated employment. Please refer to the “Bonus” column of the Summary Compensation Table for the amount of the 2008 bonus paid to each executive.

(2)	Section 280G of the Internal Revenue Code applies if there is a change in control of Teradata, compensation is paid to a Named Executive Officer as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300% or more of the executive’s “base amount”, which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2003-2007 if the change in control occurs in 2008). If Section 280G applies, then the Named Executive Officer is subject to an excise tax equal to 20% of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, Teradata is denied a federal income tax deduction for the excess parachute payments. The amount shown for Mr. Scheppmann in the “Excise Tax Gross-Up” column reflects a tax gross-up for the excise and related taxes, as required under the terms of the Change in Control Severance Plan described above. This amount is merely an estimate based on the following assumptions: (i) an excise tax rate of 20% and a combined federal, state and local income and employment tax rate of 40%; (ii) a discount rate of 1.63%; (iii) no amounts were allocated to the non-solicitation covenants contained in the plan; and (iv) all stock options and other equity awards were cashed out in the transaction.

RELATED PERSON TRANSACTIONS

Our Committee on Directors and Governance (“Governance Committee”) is responsible for reviewing and approving each related person transaction. In September 2007, the Board of Directors formalized in writing a Related Person Transactions Policy.

This policy provides for approval or ratification of each related person transaction in accordance with the procedures and policies discussed below (i) by our Governance Committee; or (ii) if the Governance Committee determines that the approval or ratification of such related person transaction should be considered by all of the disinterested members of the Board of Directors, by a majority vote of the disinterested members of the Board of Directors.

The policy provides for our General Counsel to advise the Chair of the Governance Committee of any related person transaction of which the General Counsel becomes aware. The Governance Committee is required to consider such related person transaction, unless the Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board of Directors, in which case such disinterested members of the board will consider the transaction. Except as set forth below, we will not enter into a related person transaction that is not approved in advance unless the consummation of such transaction is expressly subject to ratification.

If we enter into a transaction that we subsequently determine is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter becomes a related person transaction, then in either such case the related person transaction must be presented to the Governance Committee or the disinterested members of the Board of Directors, as applicable, for ratification. If the related person transaction is not ratified, then we are required to take all reasonable actions to attempt to terminate our participation in the transaction.

Factors that are reviewed by the Governance Committee or the Board of Directors, as applicable, include: the size of the transaction and the amount payable to a related person; the nature of the interest of the related person in the transaction; whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

In 2008, there were no related party transactions between us and our officers, directors or any of their immediate family members or entities with which they have a position or relationship that required consideration by the Governance Committee.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees accrued or billed for professional audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the audit of our consolidated financial statements for fiscal years 2008 and 2007, as well as the worldwide fees accrued or billed for other services rendered by PwC in 2008 and 2007.

Service	2008		2007
Audit Fees	$4,125,000	(1)	$1,217,500	(2)
Audit-Related Fees	0		0
Tax Fees	0		110,000	(3)
All Other Fees	353,900	(4)	0
Total Fees	$4,478,900		$1,327,500
(1)	Includes fees related to the audit and review of our consolidated financial statements, the audit of internal controls over financial reporting, quarterly reviews of interim financial statements, attestation services and review services associated with our filings with the SEC, and consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies (“consultation services”). Also includes (i) $50,000 for audit services associated with the Company’s 2008 tax reorganization; and (ii) a total of $1,650,000 for 2007-related audit services, including $150,000 in connection with the audit of the 2007 consolidated financial statements and $1,500,000 for the 2007 statutory audits of foreign subsidiaries. Does not include approximately $100,000 of expenses incurred in connection with the provision of audit services.

(2)	Includes fees related to the audit and review of our consolidated financial statements, one quarterly review of our interim financial statements, attestation services and review services associated with our filings with the SEC, services in connection with the preparation of registration statements on Form S-8, and consultation services. Does not include approximately $100,000 of expenses incurred in connection with the provision of audit services.

(3)	Includes tax fees incurred in 2007 relating to tax and compliance consulting services relating to our filing of an advanced pricing agreement in an international jurisdiction and international tax compliance services relating to the transaction of expatriate employees from one service provider to another.

(4)	Includes fees for services in 2008 relating to (i) revenue recognition training and consultation; (ii) revenue recognition process assessment; and (iii) license fees for PwC software products.

The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries (the “Pre-Approval Policy”). This policy is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and our independent registered public accounting firm to be provided during that year. The Audit Committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. These limitations included the following:

•

In no case should we or our consolidated subsidiaries retain our independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approvals by the Audit Committee and a determination that such services would not impair the independence of our independent registered public accounting firm. Specific pre-approvals by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•	The Audit Committee recommends that the ratio of total tax and all other non-audit services to total audit and audit-related services procured by us in a fiscal year be less than 1 to 1.

•

The Audit Committee will not permit the exclusive retention of our independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee, and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

Our Corporate Controller will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries.

•

Back-up documentation will be provided to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by our independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by our Chief Financial Officer, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed. The Chair shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, non-audit, tax and all other non-audit services provided by PwC to us, and the fees charged for such services, will be actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for us. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. In 2008 and 2007, of those total amounts reported above, all activities were pre-approved by the Audit Committee, or the NCR Board’s audit committee as spin-off related costs, prior to commencement. After its formation, our Audit Committee ratified any 2007 fees pre-approved by the NCR Audit Committee prior to the spin off.

BOARD AUDIT COMMITTEE REPORT

In general, the Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In the course of fulfilling its oversight responsibilities for the Company, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal year 2008, as well quarterly earnings releases and quarterly reports on Form 10-Q, and, together with the Board of Directors, has reviewed and discussed the Company’s annual report on Form 10-K and this proxy statement. In addition, as part of their oversight responsibility, the Audit Committee has reviewed and discussed with management the adequacy and effectiveness of the Company’s internal control over financial reporting. PwC has also discussed with the Audit Committee significant matters regarding internal control over financial reporting that have come to their attention during the course of its audit of the consolidated financial statements. The Audit Committee also discussed with the Company’s senior management the process used for certifications by the Company’s Chief Executive and Chief Financial Officers for certain of the Company’s quarterly and year-end filings with the SEC, as well as the clarity and completeness of the Company’s financial disclosures. Further, the Audit Committee discussed with PwC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from management and the Company.

The Audit Committee met in executive session at each of its regular meetings in 2008 with both PwC and the internal auditors. It also met privately on occasion with the Company’s Chief Financial Officer and Director of Internal Audit, each of whom has unrestricted access to the Committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Dated: February 27, 2009

The Audit Committee:

Victor L. Lund, Chair

Cary T. Fu, Member

David E. Kepler, Member

DIRECTORS’ PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

(Item 2 on Proxy Card)

The Board’s Audit Committee, which is composed entirely of independent directors, appointed PwC as our independent registered public accounting firm for 2009 to audit our consolidated financial statements. The board has approved this appointment and, as a matter of good corporate governance, is asking you to ratify this appointment.

Based on its “Pre-Approval Policy” (as defined on page 45 of this proxy statement) and applicable SEC rules and guidance, the Audit Committee has considered whether the provision of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining PwC’s independence and concluded that it was.

PwC was our independent registered public accounting firm while we were part of NCR and following the spin off in 2007 and 2008. The firm is considered a leader in providing audit services to the high-technology industry. The board believes that PwC is well-qualified to serve as our independent registered public accounting firm given its experience, global presence with offices or affiliates in or near most locations where we do business, and quality audit work in serving us. PwC rotates its audit partners assigned to audit us at least once every five years, and the Audit Committee has placed restrictions on our ability to hire any employees or former employees of PwC or its affiliates.

PwC representatives will be at the annual meeting to answer questions, and they may also make any statement they wish at the meeting.

The Board and Audit Committee recommend that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting. If the stockholders do not approve this proposal, the Audit Committee and the Board of Directors will reconsider the appointment, but may decide to maintain its appointment of PwC. Proxies solicited by the board will be voted FOR this proposal, unless you specify otherwise in your proxy.

DIRECTORS’ PROPOSAL TO APPROVE THE

TERADATA CORORATION 2007 STOCK INCENTIVE PLAN

(Item 3 on Proxy Card)

We are requesting your approval of the adoption of the Teradata Corporation 2007 Stock Incentive Plan, as amended (the “SIP”). This plan was adopted by our Board of Directors, and approved by our sole stockholder, effective immediately prior to the spin off from NCR. Even though the SIP continues to be in full force and effect since that time, stockholder approval is required to ensure that certain annual awards granted under the SIP continue to comply with the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code provides that a public company cannot take a federal income tax deduction for compensation paid to any “covered employee” to the extent the compensation exceeds $1 million in any tax year. A “covered employee” is any employee who on the last day of the tax year is either (i) the Chief Executive Officer or (ii) among the other three highest compensated executive officers (other than the Chief Financial Officer). This deduction limitation does not, however, apply to certain performance-based compensation, including stock options and other performance-based awards granted under a plan approved by stockholders. Pursuant to a special transition rule applicable to spin-off transactions, awards granted under the plan prior to the 2009 annual meeting are eligible to qualify for the performance-based compensation exception. In order for awards granted after that meeting to qualify for the performance-based compensation exception, our stockholders must approve the material terms of the plan. If our stockholders do not approve the plan, then we will not grant any awards under the plan that are intended to qualify for the performance-based compensation exception to Section 162(m). This means that certain of the awards granted under the SIP to our covered employees after the 2009 annual meeting may not be deductible by us for federal income tax purposes, depending on the facts and circumstances.

The complete text of the SIP is attached as Appendix C to this proxy statement. The following summary of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix C.

General

Awards granted under the SIP may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other stock-based awards or any combination of those awards. The SIP provides that awards may be made under the plan for ten years.

Administration

Under the terms of the plan, the SIP will be administered by our Compensation and Human Resource Committee (“Compensation Committee”), or by such other committee or subcommittee as may be appointed by our Board of Directors, and which consists entirely of two or more “outside directors” within the meaning of Section 162(m). Unless and until the board appoints any other committee or subcommittee, the SIP will be administered by our Compensation Committee. Under the terms of the plan, our Compensation Committee can make rules and regulations and establish such procedures for the administration of the SIP as it deems appropriate. Under the plan, our Board of Directors retains authority to administer and issue awards under the plan and, in fact, the board does exercise this authority with respect to equity awards granted to our directors.

Shares Available

The SIP provides that the aggregate number of shares of our common stock that may be subject to awards under the plan cannot exceed 20,000,000, subject to adjustment in certain circumstances to prevent dilution or enlargement. No more than 5,000,000 shares may be granted as options intended to be incentive stock options. No participant may be granted, during any consecutive thirty-six month period, options and stock appreciation rights covering in excess of 2,000,000 shares, or restricted stock, restricted stock units or other awards subject to the achievement of performance goals covering in excess of 750,000 shares. Shares underlying awards that expire or are forfeited or terminated without being exercised will again be available for the grant of additional awards within the limits provided by the SIP. In addition, shares that expire or are forfeited or terminated without being exercised or that are settled for cash will again be available for the grant of additional awards under the SIP, within the limits provided by the plan. Shares withheld by or delivered to us to satisfy the exercise price of options or tax withholding obligations will be deemed to not have been issued under the SIP.

Eligibility

The SIP provides for awards to our directors, officers, employees, contractors and consultants and those of our subsidiaries and affiliates and prospective employees, contractors and consultants who have accepted offers of employment, contract services or consultancy from us or our subsidiaries or affiliates, except that incentive stock options and stock appreciation rights may only be granted to our employees and employees of our subsidiaries. As of the date of this proxy statement, we anticipate that there are approximately 790 directors, officers and employees eligible to participate in the SIP. Our current executive officers named in the Summary Compensation Table under the caption “Executive Compensation” herein and each of our directors are among the individuals eligible to receive awards under the plan.

Stock Options

Subject to the terms and provisions of the SIP, options to purchase our common stock may be granted to eligible individuals at any time and from time to time as determined by our Compensation Committee. Options may be granted as incentive stock options, or as non-qualified stock options. Subject to the limits provided in the SIP, our Compensation Committee or its delegate determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms and conditions as our Compensation Committee may determine, but the plan provides that in no event will the normal vesting schedule of an option provide that the option will vest before the first anniversary of the date of grant (other than in the case of death or disability).

The exercise price for each option granted is determined in accordance with the method as defined in the SIP, except that the option exercise price may not be less than 100% of the fair market value of a share of our common stock on the date of grant. The closing market price of our common shares as reported on the NYSE on February 24, 2009 was $14.64.

All options granted under the SIP will expire no later than ten years from the date of grant. The method of exercising an option granted under the plan will be set forth in the stock option agreement for that particular option.

At the discretion of our Compensation Committee, a stock option agreement evidencing the award of stock options may contain limitations on the exercise of options under certain circumstances upon or after the termination of employment or in the event of death, disability or retirement. Stock options are nontransferable except by will or by the laws of descent and distribution or, in the case of non-qualified stock options, as otherwise expressly permitted by our Compensation Committee. The granting of an option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the registration of shares of our common stock in the recipient’s name.

Stock Appreciation Rights

Our Compensation Committee in its discretion may grant stock appreciation rights under the SIP. A stock appreciation right entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares of our common stock that are the subject of such stock appreciation right over the aggregate exercise price for the underlying shares. At the discretion of our Compensation Committee, the agreement evidencing the award of stock appreciation rights may place limitations on the exercise of such stock appreciation rights under certain circumstances upon or after the termination of employment or in the event of death, disability, or retirement.

We may make payment of the amount to which the participant exercising stock appreciation rights is entitled by delivering shares of our common stock, cash or combination of stock and cash as set forth in the award agreement relating to the stock appreciation rights. Stock appreciation rights are not transferable except by will or the laws of descent and distribution or, with respect to stock appreciation rights that are not granted in “tandem” with an option, as expressly permitted by our Compensation Committee. Each stock appreciation right will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as our Compensation Committee may determine.

Restricted Stock

The SIP provides for the award of shares of our common stock that are subject to forfeiture and restrictions on transferability as set forth in the plan and as may be otherwise determined by our Compensation Committee. Except for these restrictions and any others imposed by our Compensation Committee, upon the grant of restricted stock the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock. During the restriction period set by our Compensation Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock. Any award of restricted stock will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of performance goals established by our Compensation Committee. An award of restricted stock may vest in part on a pro-rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as restricted stock (together with all other shares available for grant as awards under the SIP other than options, stock appreciation rights or dividend equivalent rights) may be granted with a restriction period of at least one year regardless of whether vesting is conditioned upon the achievement of performance goals.

Restricted Stock Units

The SIP authorizes our Compensation Committee to grant restricted stock units. Restricted stock units are not shares of our common stock and do not entitle the recipients to the rights of a stockholder. Restricted stock units granted under the plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the SIP prior to their vesting. Restricted stock units will be settled in cash or shares of our common stock, in an amount based on the fair market value of our common stock on the settlement date.

Any award of restricted stock units will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of certain performance goals established by our Compensation Committee. In addition, an award of restricted stock units may vest in part on a pro-rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as restricted stock units (together with all other shares available for grant as awards other than options, stock appreciation rights or dividend equivalent rights) may be granted with a restriction period of at least one year regardless of whether vesting is conditioned upon the achievement of performance goals.

Performance Units

The SIP provides for the award of performance units that are valued by reference to a designated amount of property other than shares of our common stock. The payment of the value of a performance unit is conditioned upon the achievement of performance goals set by our Compensation Committee in granting the performance unit and may be paid in cash, shares of our common stock, other property or a combination thereof. The performance period for a performance unit must be at least one year.

Other Stock-Based Awards

The SIP also provides for grants of other stock-based awards under the plan. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be payable to the participant. Any other stock-based award that is a Full Value Award (as defined in the plan) will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of certain performance goals established by our Compensation Committee. In addition, any other stock-based award that is a Full Value Award may vest in part on a pro-rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant as other stock-based awards that are Full Value Awards (together with all other shares available for grant as Full Value Awards) may be granted with a restriction period of at least one year regardless of whether vesting is conditioned upon the achievement of performance goals.

Performance Goals

The plan provides that performance goals may be established by our Compensation Committee in connection with the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance unit or other stock-based awards. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Internal Revenue Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total shareholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing spending efficiency; core non-interest income; debt reductions; stockholder equity; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to research development, products or projects; recruiting and maintaining personnel or change in working capital with respect to us or any one or more of our subsidiaries, divisions, business units or business segments either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (ii) such performance goals will be set by our Compensation Committee within the time period and other requirements prescribed by Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee has the ability to adjust performance goals for qualified performance-based awards granted under the SIP, provided that an adjustment is not permitted to the extent that it would result in the disallowance of a deduction to the Company under Section 162(m).

Change in Control

In the event of a change in control, awards granted under the SIP that are not assumed, converted or replaced in connection with such change in control will vest immediately prior to the change in control. If awards are assumed, converted or replaced in connection with a change in control, and during the twenty-four month period following the change in control there is a termination of an award holder’s employment (a) by us for any reason other than “cause” or “disability” or (b) by certain employees who participate in our Change in Control Severance Plan or our reduction in force policy, or to the extent set forth in an award agreement, for “good reason”: (i) any option or stock appreciation right outstanding as of the date of the change in control that remains outstanding as of the date of termination will vest immediately and become fully exercisable until the later of the date upon which the option or stock appreciation right would expire absent the special change in control provision and the first anniversary of the date of termination; (ii) the restrictions and deferral limitations applicable to any restricted stock will lapse, and any restricted stock outstanding as of the date of the change in control that remains outstanding as of the date of termination will become free of all restrictions and become fully vested and transferable; and (iii) all restricted stock units outstanding as of the date of the change in control that remain outstanding as of the date of termination will be considered to be earned and payable in full, and any deferral or other restriction will lapse and each such restricted stock unit will be settled as promptly as practicable in accordance with the applicable award agreement.

Awards under the SIP

Because it is within the discretion of our Compensation Committee to determine which officers and employees receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the SIP or the amount of the awards.

Amendment

Our Board of Directors may amend, alter or discontinue the SIP at any time. No such amendment or termination, however, may impair the rights of any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules, and no award may be amended or otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such award, unless such action is approved by our stockholders.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the SIP, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options.    A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options.    A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction.

Stock Appreciation Rights.    A participant will not recognize taxable income at the time of grant of a stock appreciation right, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock.    A participant will not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. We will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Restricted Stock Units.    A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Performance Units.    A participant will not recognize taxable income at the time of grant of performance units, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares or property delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m).    Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation of the Chief Executive Officer and the next four most highly compensated officers of publicly-held corporations. Compensation paid to such an officer during a year in excess of $1 million that is not performance-based (or does not comply with other exceptions) would not be deductible on our federal income tax return for that year. It is intended that compensation attributable to stock options and stock appreciation rights granted under the SIP will qualify as performance-based. Our board will evaluate from time to time the relative benefits to us of qualifying other awards under the plan for deductibility under Section 162(m).

Section 409A.    Awards granted under the SIP will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

Term; Amendment

No awards will be made under the SIP following the tenth anniversary of the date that the SIP becomes effective. Our board may amend or terminate the plan at any time, provided that the amendment or termination does not adversely affect any award that is then outstanding without the award holder’s consent. We must obtain stockholder approval of an amendment to the SIP if stockholder approval is required to comply with any applicable law, regulation or stock exchange rule.

The Board and Compensation and Human Resource Committee recommend that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

DIRECTORS’ PROPOSAL TO APPROVE THE

TERADATA CORORATION MANAGEMENT INCENTIVE PLAN

(Item 4 on Proxy Card)

We are requesting your approval of the adoption of the Teradata Corporation Management Incentive Plan (the “MIP”). The plan was adopted by our Board of Directors, and approved by our sole stockholder, effective immediately prior to the spin off from NCR. Even though the MIP continues to be in full force and effect since that time, stockholder approval is required to ensure that the annual awards continue to comply with the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

Section 162(m) provides that a public company cannot take a federal income tax deduction for compensation paid to any “covered employee” to the extent the compensation exceeds $1 million in any tax year. A “covered employee” is any employee who on the last day of the tax year is either (i) the Chief Executive Officer or (ii) among the other three highest compensated executive officers (other than the Chief Financial Officer). This deduction limitation does not, however, apply to certain performance-based compensation, including stock options and other performance-based awards granted under a plan approved by stockholders. Pursuant to a special transition rule applicable to spin-off transactions, awards paid under the plan prior to the 2009 annual meeting are eligible to qualify for the performance-based compensation exception. In order for awards paid after that meeting to qualify for the performance-based compensation exception, our stockholders must approve the material terms of the plan. If our stockholders do not approve the plan, then we will not pay any awards to our covered employees under the plan for performance periods beginning in 2009 or later. Nonetheless, we retain the discretion to make awards outside of the MIP without regard to whether such awards would be deductible under Section 162(m).

The complete text of the MIP is attached as Appendix D to this proxy statement. The following summary of the MIP does not purport to be complete and is qualified in its entirety by reference to Appendix D.

Administration; Amendment and Termination

The MIP is administered by our Compensation Committee, which has broad authority to administer and interpret the plan and its provisions as it deems necessary and appropriate. Our Compensation Committee is composed solely of two or more “outside directors” within the meaning of Section 162(m). Our Board of Directors has the right to amend or terminate the MIP at any time. Amendments to the plan will require stockholder approval to the extent required to comply with applicable law.

Eligibility

Our board-appointed officers who are designated by the our board as “Section 16 officers” and are selected by our Compensation Committee to participate in the MIP, as well as other key employees selected by our Compensation Committee, are eligible to receive awards under the plan. Currently, there are eight officers who are designated by our board as Section 16 officers.

Awards

Under the MIP, each participant is eligible to receive a maximum performance award equal to a percentage of our “earnings before income taxes” for a performance period established by the committee. “Earnings before income taxes” means our earnings before income taxes as reported in our income statement for the applicable performance period, prior to accrual of any amounts for payment under the plan for the performance period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting charges, each as defined by generally accepted accounting principles or identified in our financial statements, notes to the financial statements or management’s discussion and analysis.

Specifically, our Chief Executive Officer is eligible to receive a performance award up to 1.5 percent of “earnings before income taxes” for the performance period and the other participants in the MIP are each eligible to receive a performance award up to 0.75 percent of “earnings before income taxes” for the performance period. The actual performance award granted to a participant is determined by our Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase) a performance award based on its consideration of, among other things, corporate or business unit performance against budgeted financial goals, achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

The time period during which the achievement of the performance goals is to be measured shall be determined by our Compensation Committee, but may be no longer than five years and no less than six months. Within the earlier of ninety days after the beginning of each fiscal year or the expiration of 25 percent of a performance period, our Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s award.

Each award under the MIP shall be paid in cash, provided that our Compensation Committee may in its discretion determine that all or a portion of an award shall be paid in stock, restricted stock, stock options or other stock-based or stock-denominated units that are issued pursuant to our equity compensation plans. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award. Receipt of performance awards may be deferred under certain circumstances in accordance with a deferred compensation plan approved by our Compensation Committee.

Termination of Employment

A participant who terminates employment with us during a performance period due to retirement, disability or death shall be eligible to receive an award under the MIP pro-rated for the portion of the performance period prior to termination of employment. Subject to the discretion of our Compensation Committee to determine otherwise, if a participant terminates employment with us for a reason other than retirement, disability or death, no award shall be payable with respect to the performance period in which such termination occurs.

New Plan Benefits

The award, if any, that an individual may receive under the MIP is at the discretion of our Compensation Committee and therefore cannot be determined in advance.

The Board and Compensation and Human Resource Committee recommend that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting. Proxies solicited by the Board of Directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the 2009 annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have authority to vote on such matters in their discretion.

ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the annual meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Georgeson Shareholder Communications Inc., to assist in the solicitation of proxies, at an estimated cost of $15,000, plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of our common stock.

Procedures for Stockholder Proposals and Nominations

Under our Bylaws, nominations for directors at an annual meeting may be made only by (i) the Board of Directors or a committee of the board, or (ii) a stockholder entitled to vote who has delivered notice to us within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our Bylaws.

Our Bylaws also provide that business may not be brought before an annual meeting unless it is (i) specified in the notice of meeting (which includes stockholder proposals that we are required to include in our proxy statement under SEC Rule 14a-8), (ii) brought before the meeting by or at the direction of the board, or (iii) brought by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in the Bylaws) within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our Bylaws. In order to include a proposal in our notice of meeting and proxy materials pursuant to SEC Rule 14a-8, you must comply with the requirements of that rule.

A copy of the full text of our Bylaws may be obtained upon written request to the Corporate Secretary at the address provided on page 1 of this proxy statement. A copy of our Bylaws, which were amended by the Board of Directors on December 2, 2008, is also available on our corporate governance website at http://www.teradata.com/t/articles-and-bylaws.

Stockholder Proposals for 2010 Annual Meeting

To include a stockholder proposal in our 2010 notice of meeting and proxy materials pursuant to SEC Rule 14a-8, a stockholder must satisfy all applicable requirements of that rule, and the proposal must be received by our Corporate Secretary at the address provided on page 1 of this proxy statement no later than November 3, 2009. To present any other proposal at the 2010 annual meeting, or to nominate a candidate for director election at the 2010 annual meeting, a stockholder must submit an advance written notice of such proposal and/or nomination (as applicable) to us that complies with certain requirements set forth in our Bylaws. Such advance written notice must be received by our Corporate Secretary at the address provided on page 1 of this proxy statement no sooner than the close of business on December 29, 2009, and no later than the close of business on January 28, 2010.

The above notice and proxy statement are sent by order of the Board of Directors.

Laura Nyquist

General Counsel and Secretary

Dated: March 3, 2009

Appendix A

Audit Committee

of the Teradata Corporation Board of Directors

Amended and Restated Charter

Purpose

The Audit Committee is the principal agent of the Board of Directors in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements and internal controls, including:

•

Assisting in the Board’s oversight of the (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with ethical, legal and regulatory requirements (iii) the Company’s independent accountants’ qualifications and independence, and (iv) the performance of the Company’s independent accountants and internal audit function; and

•	Preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission for inclusion in the Company’s proxy statement.

The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management (including the Internal Audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent accountants’ work.

Committee Composition

The membership of the Committee shall consist of at least three members of the Board of Directors, one of whom shall serve as Chair of the Committee. The Committee shall be comprised solely of members who are independent Directors as determined by the Board under the standards set forth in the Board’s Corporate Governance Guidelines. No member of the Committee may receive any compensation, consulting, advisory or other fee from the Company, other than Board compensation, as determined in accordance with applicable Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) rules. Members serving on the Audit Committee are limited to serving on two other audit committees of public companies, unless the Board of Directors evaluates and determines that these other commitments would not impair his or her effective service to the Company. In accordance with NYSE and SEC rules, all members shall be “financially literate” and at least one member shall be an “audit committee financial expert” with “accounting or related financial management expertise.”

Primary Committee Responsibilities

Financial Reporting

1. Review and discuss with management and the Company’s independent accountants the annual audited financial statements and quarterly unaudited financial statements, including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with the SEC.

2. Direct the independent accountants to review before filing with the SEC the Company’s interim financial statements included in the Quarterly Reports on Form 10-Q, using applicable professional standards and procedures for conducting such review.

3. Discuss with management and the independent accountants (1) all critical accounting policies and practices used, (2) any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative accounting methods under GAAP that have been discussed with management and the treatment preferred by the independent accountants, (3) the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements, and (4) any other reports required by law to be delivered by the independent accountants, including any management letter or schedule of unadjusted differences.

4. Review on a regular basis with the Company’s independent accountants any problems or difficulties encountered by the independent accountants in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent accountants’ activities or on access to requested information, and any significant disagreements between management. The Committee will resolve any disagreements between management and the independent accountants regarding financial reporting.

5. Review earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies prior to public disclosure. Such discussions may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made), and each earnings release or each instance in which the Company provides earnings guidance need not be discussed in advance.

Independent Accountants

6. Be directly responsible for the appointment, compensation and oversight of the Company’s independent accountants and has the sole authority to retain or terminate. The independent accountants shall report directly to the Committee.

7. Review and, in its sole discretion, approve in advance the engagement of the independent accountants on an annual basis, including the proposed fees, as well as all audit and non-audit engagements and relationships between the Company and the independent accountants.

8. Pre-approve all auditing and non-auditing services provided to the Company by its independent accountants, to the extent required by applicable law. The Committee may delegate the authority to grant pre-approval of auditing or permitted non-audit services to one or more members of the Committee. Any pre-approvals granted by such Committee member(s) will be presented to the full Committee at its next regularly scheduled meeting for ratification.

9. At least annually, obtain and review a report by the Company’s independent accountants describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review (or peer review) of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (3) all relationships between the independent accountants and the Company.

Establish and maintain a policy regarding the Company’s hiring of individuals employed or formerly employed by the Company’s independent accountants.

Annual Audits

10. Review the annual audit plan of the independent accountants, including the scope of audit activities, and monitor the audits’ progress and results.

11. Review with the independent accountants the results of the annual audits and obtain assurance from the independent accountants that the audits were conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

12. Discuss with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61.

Internal Controls and Risk Assessment

13. Review annually the charter, structure, resources, budget, audit scope and plan of the internal auditors and compliance with the Institute of Internal Auditor’s Standards for Professional Practice of Internal Auditing.

14. Review with the independent accountants, the internal auditors, and management as appropriate, the adequacy of internal controls and the Company’s financial accounting and reporting processes, which shall include a review of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection and application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of identified deficiencies.

15. Review management’s report assessing the adequacy and effectiveness of the Company’s internal controls prior to the inclusion of such report in the Company’s Annual Report on Form 10-K.

16. Review with management and independent counsel, accountants or advisors, as appropriate, the status of any legal and regulatory matters that may have a material impact on the Company’s financial statements, including compliance issues, threatened, pending, or ongoing litigation and outstanding matters with regulatory agencies.

17. Discuss with management the Company’s guidelines and policies regarding financial and enterprise risk management and risk appetite including major risk exposures and the steps management has taken to monitor and control such exposures.

18. Establish procedures for processing and addressing complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Ethics and Compliance Program Oversight

19. Review, approve and monitor the Company’s Code of Conduct, which includes the code of ethics for its senior financial officers.

20. Oversee the Company’s program for monitoring compliance with laws and regulations and the Company’s ethical standards and receive reports on significant ethics and compliance investigations or matters.

Reporting Responsibilities

21. Report at the next meeting of the Board of Directors, summarizing all significant items discussed at any Audit Committee meeting and describing all actions taken.

22. Review and approve the Committee report and any other audit committee disclosure required by the SEC to be included in the Company’s proxy statement.

23. Receive periodic reports from management and the Company’s independent accountants to assess the impact on the Company’s significant accounting or financial reporting developments that may have a bearing on the Company.

24. Receive periodic reports from the internal auditors on findings of fraud as well as significant findings regarding the design and/or operation of internal controls as well as management responses. Internal Audit shall also report any difficulties encountered in the course of its audits, such as any restrictions on the scope of its work or access to required information.

Other Responsibilities

25. Meet separately in private session periodically with (1) the director internal audit, (2) the independent accountants, (3) the E&C Officer for the Company, and (4) management.

26. Perform such other oversight functions that from time to time may be assigned to it by the Board of Directors.

27. Conduct or authorize investigations into or studies of any matters within its scope of responsibilities and retain independent counsel, accountants or other professionals as necessary to assist in the conduct of any investigations.

28. Engage, set the compensation of and, where appropriate, replace independent counsel and other advisors as it deems necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to its independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

29. Review and reassess the adequacy of the Audit Committee charter periodically.

30. Annually evaluate the performance of the Committee.

Committee Meetings

The Audit Committee shall hold meetings at least four times each year and at any additional time as the Committee Chair or Teradata’s Chief Financial Officer deems necessary. The meetings will generally be held in January, April, July and October. The Committee may request that members of management and/or representatives of the independent accountants be present as needed in order to execute the Committee’s primary responsibilities. At least quarterly, the Committee will meet in separate executive sessions with management, independent accountants and the Internal Audit Director. The Committee may also meet periodically as needed in executive sessions with other members of management such as the General Counsel or other persons as determined by the Committee.

Amended and Restated: December 2, 2008

Appendix B

High-Tech Cut of the Towers Perrin 2008 U.S. High-Tech Executive Benchmark Survey

Accenture	Global Crossing	Panasonic of North America
Advanced Micro Devices	Google	PerkinElmer
Agilent Technologies	GTECH	Pitney Bowes
Alcatel-Lucent	GXS	Plexus
Amazon.com	Harris	PMC-Sierra
Applied Materials	Hewlett-Packard	QUALCOMM
Arrow Electronics	Hitachi Data Systems	Qwest Communications
AT&T	IBM	Raytheon
Austria Microsystems	IKON Office Solutions	RF Micro Devices
Autodesk	IMS Health	SAIC
Automatic Data Processing	Intel	SAS Institute
Avaya	Invensys Controls	Schneider Electric
Bio-Rad Laboratories	KLA-Tencor	Seagate Technology
Business Objects Americas	Lam Research	Sensata Technologies
CA	Lenovo	SES Global
Ceridian	Level 3 Communications	Siemens
Charter Communications	Lexmark International	Sony Ericsson Mobile Communications
Cisco Systems	Lockheed Martin	Sprint Nextel
Convergys	Logitech	SunGard Data Systems
Corning	L-3 Communications	Tellabs
Cox Enterprises	MessageLabs	Teradata
Crown Castle	Metavante Technologies	Texas Instruments
CSC	MetroPCS Communications	Thomson Reuters Markets Division Americas
Cubic	Micron Technology	3M
Datacard	Microsoft	Time Warner
Dell	Motorola	Time Warner Cable
eBay	National Renewable Energy Laboratory	T-Mobile
EDS	National Semiconductor	TransUnion
Embarq	NCR	Ulticom
EMC	Neoris USA	Unisys
Emerson	Nokia	United States Cellular
ESRI	Nortel Networks	Verizon
FANUC Robotics America	Northrop Grumman	Virgin Mobile USA
Fiserv	NXP Semi-Conductor	Western Digital
General Atomics	Oak Ridge National Laboratory	Xerox
General Dynamics	Open Text USA	Yahoo!
Getty Images	Optos North America

B-1

Appendix C

TERADATA CORPORATION

2007 STOCK INCENTIVE PLAN

(as Amended and Restated Effective as of February 3, 2009)

SECTION 1.  Purpose; Definitions

The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a long-term incentive plan that (a) grants new Awards to provide incentives directly linked to stockholder value and (b) provides a means to assume and govern other awards pursuant to the adjustment of awards granted under any NCR Long Term Incentive Plan (as defined in the Employee Benefits Agreement) in accordance with the terms of the Employee Benefits Agreement (“Adjusted Awards”). Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, the Company.

(b) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Units or Other Stock-Based Award granted pursuant to the terms of this Plan.

(d) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (D) a material violation of the Company’s ethics and compliance program, or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant’s Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(g) “Change in Control” has the meaning set forth in Section 10(b).

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” has the meaning set forth in Section 2(a).

(k) “Common Stock” means common stock, par value $.01 per share, of the Company.

(l) “Company” means Teradata Corporation, a Delaware corporation.

(m) “Disability” means, unless otherwise provided in the applicable Award Agreement (i) “Disability” as defined in any Individual Agreement to which the Participant is a party, (ii) if there is no such Individual Agreement or it does not define “Disability,” (A) permanent and total disability as determined under the Company’s long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, “Disability” as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, “disability” within the meaning of Section 409A of the Code.

(n) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(o) “Eligible Individuals” means directors, officers, employees, contractors and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees, contractors and consultants who have accepted offers of employment, contract services or consultancy from the Company or its Subsidiaries or Affiliates.

(p) “Employee Benefits Agreement” means the Employee Benefits Agreement by and between NCR Corporation and the Company dated as of September 21, 2007.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(r) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

(s) “Free-Standing SAR” has the meaning set forth in Section 5(b).

(t) “Full Value Award” means any Award other than an Option or Stock Appreciation Right or dividend equivalent right.

(u) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(v) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(w) “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(x) “Nonqualified Option” means any Option that is not an Incentive Stock Option.

(y) “Option” means an Award granted under Section 5.

(z) “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation), unrestricted stock, dividend equivalents, and convertible debentures.

(aa) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(bb) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Other Stock-Based Awards. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; revenue growth; product revenue growth; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend growth); cost control; gross profit; operating profit; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core non-interest income; debt reductions; stockholder equity; regulatory achievements; implementation, completion or attainment of measurable objectives with respect to research, development, products or projects; recruiting and maintaining personnel; or change in working capital with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

(cc) “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(dd) “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ee) “Plan” means this Teradata Corporation 2007 Stock Incentive Plan, as set forth herein and as hereafter amended from time to time.

(ff) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(gg) “Restricted Stock” means an Award granted under Section 6.

(hh) “Restricted Stock Units” means an Award granted under Section 7.

(ii) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(jj) “Senior Manager” means any manager of the Company or any Affiliate holding a position at a salary grade of 15 or higher or any future grade that is the equivalent thereof.

(kk) “Share” means a share of Common Stock.

(ll) “Stock Appreciation Right” has the meaning set forth in Section 5(b).

(mm) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(nn) “Tandem SAR” has the meaning set forth in Section 5(b).

(oo) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(pp) “Termination of Employment” means, unless otherwise provided in the applicable Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. For the avoidance of doubt, except as otherwise provided in the Award Agreements relating to any Adjusted Awards, the Separation shall not constitute a Termination of Employment for purposes of any Adjusted Award. Notwithstanding the above, to the extent required by Section 409A of the Code, the term Termination of Employment shall mean a “separation from service” within the meaning of Section 409A of the Code.

SECTION 2.  Administration

(a) Committee. The Plan shall be administered by the Compensation and Human Resource Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan and the Employee Benefits Agreement (including the terms of the Adjusted Award):

(i) to select the Eligible Individuals to whom Awards may from time to time be granted;

(ii) to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, or any combination thereof, are to be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(v) subject to Section 12, to modify, amend or adjust the terms and conditions of any Award;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(viii) to determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

(ix) to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(x) to decide all other matters that must be determined in connection with an Award;

(xi) to establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable; and

(xii) to otherwise administer the Plan.

(b) Procedures.

(i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including to the Company’s chief executive officer or one or more directors or executive officers the authority to grant Awards to Eligible Individuals who are not officers of the Company.

(ii) Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c) Discretion of Committee. Subject to Section 1(f), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

(d) Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant may be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more Senior Managers or committee of Senior Managers to whom the authority to make such determination is delegated by the Committee.

(e) Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company and/or the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3.  Common Stock Subject to Plan

(a) Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 20 million. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 5 million Shares and shall not be affected by the provisions of Section 3(c)(ii). Shares subject to an Award under the Plan may be authorized and unissued Shares.

(b) Individual Limits. No Participant may be granted Options and Free-Standing SARs covering in excess of 2 million Shares, or Restricted Stock and Restricted Stock Units or other award subject to Performance Goals covering in excess of 750,000 Shares, during a 36 month period.

(c) Rules for Calculating Shares Delivered.

(i) With respect to Awards other than Adjusted Awards, to the extent that any Award is forfeited, or any Option and the related Tandem SAR (if any) or Free-Standing SAR terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under the Plan.

(ii) With respect to Awards other than Adjusted Awards, if the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award or if any Shares subject to an Award shall otherwise not be delivered in settlement of such Award (including upon the exercise of a Stock Appreciation Right), only the net number of Shares received by the Participant shall be deemed to have been issued for purposes of the maximum number of Shares in the first sentence of Section 3(a).

(iii) The provisions of Section 3(c)(i) and 3(c)(ii) shall also apply to Adjusted Awards such that any Shares subject to such awards that are forfeited or terminated, expire, lapse without being exercised or are settled for cash shall again be available for Awards under the Plan.

(d) Adjustment Provision. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), provided, that in the event of the cancellation of such Awards pursuant to this clause (1), the Awards shall vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust in its sole discretion the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or the Company’s other SEC filings, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, no adjustment may be made to such an Award to the extent that the adjustment will result in the disallowance of a deduction to the Company under Section 162(m) of the Code that would otherwise have been available for such Award.

(e) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 3(d) to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4.  Eligibility

Awards may be granted under the Plan to Eligible Individuals and, with respect to Adjusted Awards, in accordance with the terms of the Employee Benefits Agreement; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code) and, with respect to Adjusted Awards that are intended to qualify as incentive stock options within the meaning of Section 421 of the Code, in accordance with the terms of the Employee Benefits Agreement; provided, further, that Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code may be granted only to Eligible Individuals who are providing services to the Company or any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of 409A of the Code).

SECTION 5.  Options and Stock Appreciation Rights

(a) Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

(b) Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with an Option, or “Free-Standing SARs,” which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

(c) Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

(d) Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

(e) Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed ten years from the Grant Date (except in the case of death or Disability).

(f) Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, including terms and conditions related to the continued service of the applicable Participant or the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, provided that in no event shall the normal vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant (other than in the case of death or Disability). If the Committee provides that any Option or Free-Standing SAR will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(g) Method of Exercise. The method of exercising Options and SARs shall be set forth in the applicable Award Agreement.

(h) Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

(i) Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Free-Standing SAR, if expressly permitted by the Committee pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise, or a transfer for a charitable donation. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(i), it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

SECTION 6.  Restricted Stock

(a) Nature of Awards and Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Teradata Corporation, 2007 Stock Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Teradata Corporation, 2835 Miami Village Drive, Miamisburg, Ohio 45342.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(b) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock. Subject to the terms of the Plan and the applicable Award Agreement, any Award of Restricted Stock shall be subject to vesting during the Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period, provided, further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals.

(iii) Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

(iv) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7.  Restricted Stock Units

(a) Nature of Awards. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.

(b) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(ii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units. Subject to the terms of the Plan and the applicable Award Agreement, any Restricted Stock Units shall be subject to vesting during the Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that a Restricted Stock Unit may vest in part prior to the expiration of any Restriction Period, provided, further, that up to five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals.

(iii) The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

SECTION 8.  Performance Units.

Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit, provided that the Performance Period shall be no less than one year following the date of grant. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any Performance Period shall be $7.5 million dollars.

SECTION 9.  Other Stock-Based Awards

Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. Subject to the terms of the Plan, any Other Stock-Based Award that is a Full

Value Award shall be subject to vesting during a Restriction Period of at least three years following the date of grant, provided that a Restriction Period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that an Other Stock-Based Award that is a Full Value Award may vest in part on a pro rata basis prior to the expiration of any Restriction Period, provided, further, that up to five percent of Shares available for grant as Other Stock-Based Awards that are Full Value Awards (together with all other Shares available for grant as Full Value Awards) may be granted with a Restriction Period of at least one year following the date of grant regardless of whether vesting is conditioned upon the achievement of Performance Goals.

SECTION 10.  Change in Control Provisions

(a) Impact of Event. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, unless Awards are not assumed, converted or replaced in which case such Awards shall vest immediately prior to the Change in Control, upon a Participant’s Termination of Employment, during the 24-month period following a Change in Control, (x) by the Company other than for Cause or Disability or (y) for Participants who are participants in the Teradata Change in Control Severance Plan (the “CIC Severance Plan”), for Participants who participate in a Teradata Severance Policy (“Severance Policy”) at a level that provides the Participant with the opportunity to resign for “good reason,” and for other Participants to the extent set forth in an Award Agreement, by the Participant for Good Reason (as defined below):

(i) any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (A) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(a) and (B) the first anniversary of such Termination of Employment, provided that in no event shall the Option or Stock Appreciation Right be exercisable beyond the expiration of the Term of such Option or Stock Appreciation Right;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

(iii) all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable in (subject to Section 3(d)) the form set forth in the applicable Award Agreement.

For purposes of this Section 10, “Good Reason” means if the Participant is a participant in the CIC Severance Plan or is subject to the Severance Policy, “Good Reason” as defined in the CIC Severance Plan or the Severance Policy, as applicable, or, if the Participant is not a participant in the CIC Severance Plan or the Severance Policy, as applicable, “Good Reason” as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party.

(b) Definition of Change in Control. Unless otherwise provided in the applicable Award Agreement, for purposes of the Plan, a “Change in Control” shall mean any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 10(b); or

(ii) Individuals who, as of the date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 11.  Qualified Performance-Based Awards; Section 16(b)

(a) The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). Within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of

25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.

(b) Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) only upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

(c) The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

(d) The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12.  Term, Amendment and Termination

(a) Effectiveness. The Plan was adopted by the Board effective as of immediately prior to the Effective Time, and approved by NCR Corporation, as sole shareholder of the Company, as of immediately prior to the Effective Time.

(b) Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

(c) Amendment of Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

(d) Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant’s consent, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13.  Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 14.  General Provisions

(a) Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, up to the Participant’s minimum required tax withholding rate (or such other rate that will not trigger a negative accounting impact). Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

(f) Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.

(g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled should revert to the Company.

(h) Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

(i) Non-Transferability. Except as otherwise provided in Section 5(i) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(j) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(k) Deferrals. Subject to the requirements of Section 409A of the Code, the Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(l) Compliance with Section 409A of the Code. Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award constitutes “deferred compensation” within the meaning of Section 409A of the Code, and if the participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan.

IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed on this 3rd day of February, 2009.

FOR TERADATA CORPORATION

BY:	/S/ MICHAEL F. KOEHLER
Michael F. Koehler
President and Chief Executive Officer

Appendix D

TERADATA CORPORATION

MANAGEMENT INCENTIVE PLAN

PREAMBLE

This Teradata Corporation Management Incentive Plan (“Plan”) is (a) adopted effective as of immediately prior to the Effective Time (as defined in the Separation and Distribution Agreement by and between NCR Corporation and Teradata Corporation), by the Board of Directors of Teradata Corporation (the “Company”) and (b) adopted and approved effective as of immediately prior to the Effective Time by NCR Corporation, as sole shareholder of the Company. The purpose of the Plan is to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining executive officers by providing incentives and financial rewards to such executive officers that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

ARTICLE I

Definitions

1.1	Affiliate means any person that directly, or through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

1.2	Award means an award of incentive compensation pursuant to the Plan.

1.3	Code means the Internal Revenue Code of 1986, as amended.

1.4	Committee means the Compensation and Human Resource Committee of the Board of Directors of the Company, or a subcommittee thereof consisting of members appointed from time to time by the Board of Directors of the Company, and shall comprise not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Code Section 162(m). The Committee administering the Plan shall be composed solely of “outside directors” within the meaning of Code Section 162(m).

1.5	Company means Teradata Corporation, a Delaware corporation.

1.6	Disability means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits from the Teradata Corporation Long Term Disability Plan, or any similar plan or program sponsored by a subsidiary or branch of the Company.

1.7	Executive Officers means Board-appointed officers of the Company who are designated by the Board as “Section 16 officers.”

1.8	Participant means an Executive Officer or other employee of the Company or an Affiliate who is selected by the Committee to participate in the Plan.

1.9	Performance Period means the time period during which the achievement of the performance goals is to be measured.

1.10	Plan means this Teradata Corporation Management Incentive Plan.

1.11	Retirement means termination of employment with the Company or an affiliated company when a Participant is age 55 or older.

ARTICLE II

Eligibility and Participation

2.1	Eligibility and Participation. The Committee shall select Executive Officers of the Company and other employees of the Company or an Affiliate who are eligible to receive Awards under the Plan, and who shall be Participants in the Plan during any Performance Period in which they may earn an Award.

ARTICLE III

Terms of Awards

3.1	Calculation of Awards. The Award payable under the Plan for a Performance Period is equal to 1.5% of “Earnings Before Income Taxes” for the Chief Executive Officer for the Performance Period and 0.75% of Earnings Before Income Taxes for each of the other participants for the Performance Period.

“Earnings Before Income Taxes” means the Company’s earnings before income taxes as reported in the Company’s income statement for the applicable Performance Period, prior to accrual of any amounts for payment under the Plan for the Performance Period, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as defined by generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.

3.2	Discretionary Adjustment. The Committee may not increase the amount payable under the Plan or with respect to an Award pursuant to Section 3.1, but retains the discretionary authority to reduce the amount. The Committee may establish factors to take into consideration in implementing its discretion, including, but not limited to, corporate or business unit performance against budgeted financial goals (e.g., operating income or revenue), achievement of non-financial goals, economic and relative performance considerations and assessments of individual performance.

3.3	Form of Payment. Each Award under the Plan shall be paid in cash or its equivalent. The Committee in its discretion may determine that all or a portion of an Award shall be paid in stock, restricted stock, stock options, or other stock-based or stock denominated units, which shall be issued pursuant to the Company’s equity compensation plans in existence at the time of the grant.

3.4	Timing of Payment. Payment of Awards will be made as soon as practicable following determination of and certification of the Award, but in no event more than two and a half months after the end of the calendar year with respect to which such Award was earned, unless the a Participant has, prior to the grant of an Award, submitted an election to defer receipt of the Award in accordance with a deferred compensation plan approved by the Committee.

3.5	Performance Period. Within 90 days after the commencement of each fiscal year or, with respect to the fiscal year in which the Effective Time occurs, within 90 days after the Effective Time, or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and affirm the applicability of the Plan’s formula for determining the Award for each Participant for the Performance Periods. The time period during which the achievement of the performance goals is to be measured shall be determined by the Committee, but may be no longer than five years and no less than six months.

3.6	Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee will certify in writing as to the attainment of the performance goals and the amount of the Award.

ARTICLE IV

New Hires, Promotions and Terminations

4.1	New Participants During the Performance Period. If an individual is newly hired or promoted during a calendar year into a position eligible for participation in the Plan, he or she shall be eligible for an Award under the Plan for the Performance Period, prorated for the portion of the Performance Period following the date of eligibility for the Plan.

4.2	Retirement, Disability or Death. A Participant who terminates employment with the Company during a Performance Period due to Retirement, Disability or death shall be eligible to receive an Award prorated for the portion of the Performance Period prior to termination of employment. Awards payable in the event of death shall be paid to the Participant’s estate.

4.3	Termination of Employment. If a Participant terminates employment with the Company for a reason other than Retirement, Disability or death, unless otherwise determined by the Committee, no Award shall be payable with respect to the Performance Period in which such termination occurs.

ARTICLE V

Miscellaneous

5.1	Withholding Taxes. The Company shall have the right to make payment of Awards net of any applicable federal, state and local taxes required to be withheld, or to require the Participant to pay such withholding taxes. If the Participant fails to make such tax payments as required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.2	Nontransferability. No Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, including assignment pursuant to a domestic relations order, during the time in which the requirement of continued employment or attainment of performance objectives has not been achieved. Each Award shall be paid during the Participant’s lifetime only to the Participant, or, if permissible under applicable law, to the Participant’s legal representatives. No Award shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

5.3	Administration. The Committee shall administer the Plan, interpret the terms of the Plan, amend and rescind rules relating to the Plan, and determine the rights and obligations of Participants under the Plan. The Committee may delegate any of its authority as it solely determines. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel and other persons to assist or render advice to the Committee, all at the expense of the Company. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and the Participants. The provisions of this Plan are intended to ensure that all Awards granted hereunder can qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and this Plan shall be interpreted and operated consistent with that intention with respect to Awards that are intended to qualify for the exemption on deductibility set forth in Section 162(m)(4)(C) of the Code, provided that nothing herein shall require the Committee to administer the Plan in accordance with Section 162(m) of the Code with respect to Awards that are not subject to the limitation on deductibility imposed by Section 162(m) of the Code.

5.4	Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision will be stricken as to such jurisdiction, and the remainder of the Plan or Award shall remain in full force and effect.

5.5	No Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

5.6	Employment at Will. Neither the adoption of the Plan, eligibility of any person to participate, nor payment of an Award to a Participant shall be construed to confer upon any person a right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Participant whenever in the sole discretion of the Company its interest may so require.

5.7	Amendment or Termination of the Plan. The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time with respect to future Awards to Participants. Amendments to the Plan will require stockholder approval to the extent required to comply with applicable law, including the exemption under Code Section 162(m).

5.8	Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise.

5.9	Dispute Resolution. The Plan and any agreements hereunder shall be interpreted in accordance with the laws of the State of Delaware and applicable federal law. Any controversy or claim related in any way to the Plan shall be resolved by arbitration on a de novo standard pursuant to this paragraph and the then current rules of the American Arbitration Association. The arbitration shall be held in the city in which the headquarters of the Company is located, before an arbitrator who is an attorney knowledgeable of employment law. The arbitrator’s decision and award shall be final and binding and may be entered in any court having jurisdiction thereof. The arbitrator shall not have the power to award punitive or exemplary damages. Issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Delaware. Each party shall bear its own attorneys’ fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association; provided, however, that if the participant is the prevailing party, the Company shall reimburse the Participant for reasonable attorneys’ fees and expenses and arbitration expenses incurred in connection with the dispute.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 1st day of October, 2007.

FOR TERADATA CORPORATION

By:	/s/ Saundra D. Davis
Name:	Saundra D. Davis
Title:	Vice President, Human Resources

TERADATA CORPORATION 2835 MIAMI VILLAGE DRIVE MIAMISBURG, OH 45342

Your Internet or telephone proxy authorizes the proxyholders to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2009 (April 23, 2009 for participants in Teradata’s 401(k) savings plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on April 27, 2009 (April 23, 2009 for participants in Teradata’s 401(k) savings plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: TDCCP1	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TERADATA CORPORATION

TERADATA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR”
PROPOSALS 2, 3 AND 4.

Vote On Directors					Vote On Proposals
1.	Election of Directors	For	Against	Abstain		For	Against	Abstain
Class II Nominees:

	1a. Peter L. Fiore	☐	☐	☐	2. Approval of the appointment of independent auditors for 2009	☐	☐	☐

	1b. Michael F. Koehler	☐	☐	☐	3. Approval of the Teradata Corporation 2007 Stock Incentive Plan	☐	☐	☐

	1c. James M. Ringler	☐	☐	☐	4. Approval of the Teradata Corporation Management Incentive Plan	☐	☐	☐

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede and revoke this proxy. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

This proxy card confers on the proxyholders discretionary authority with respect to matters not known or determined at the time of the mailing of the notice of the 2009 Annual Meeting of Stockholders.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders

Teradata’s Annual Meeting of Stockholders will be held at 8:00 a.m. on April 28, 2009 at the Hilton Garden Inn (Atlanta North/Johns Creek), 11695 Medlock Bridge Road, Duluth, Georgia 30097. Please see your proxy statement for instructions should you wish to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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▲    FOLD AND DETACH HERE    ▲

TERADATA CORPORATION

Proxy/Voting Instruction Card

THIS PROXY IS SOLICITED ON BEHALF OF TERADATA’S BOARD OF DIRECTORS
FOR TERADATA’S 2009 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Teradata Corporation, a Delaware corporation (“Teradata” or the “Company”), hereby appoints Michael Koehler, Stephen Scheppmann and Laura Nyquist, and each of them, proxies, with full power of substitution, to vote all shares of common stock of Teradata that the undersigned is entitled to vote at Teradata’s Annual Meeting of Stockholders to be held in Duluth, Georgia, on April 28, 2009, and at any postponement or adjournment thereof, in the manner indicated on the reverse side and in such proxyholders’ sole discretion upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including to vote for the election of a substitute nominee for director as such proxyholders may select in the event any nominee named on this proxy card is unable to serve. This proxy card also provides voting instructions to the trustee of the Teradata Corporation Savings Plan and to the trustees and administrators of other plans, with regard to shares of Teradata common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. By executing this proxy card, the undersigned acknowledges receipt from the Company of the notice of the 2009 Annual Meeting of Stockholders and accompanying proxy statement and hereby revokes any previously granted proxy that relates to the aforementioned Annual Meeting.

The proxyholders or the trustees and administrators of the plans, as the case may be, will vote the shares in accordance with the directions on this proxy card. If you do not indicate your choices on this proxy card, the proxyholders will vote the shares in accordance with the director’s recommendations. If you are a Teradata Savings Plan participant entitled to vote at the 2009 Annual Meeting of Stockholders and do not indicate your choices on this proxy card, those shares will be voted by the trustees of such plans.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side.)